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                          SALE AND SERVICING AGREEMENT
                             Dated as of May 1, 1998


                                      among


               MASTER FINANCIAL ASSET SECURITIZATION TRUST 1998-2
                                    (Issuer)


                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                   (Depositor)


                             MASTER FINANCIAL, INC.
                 (Transferor, Servicer and Claims Administrator)


                                       and


                              THE BANK OF NEW YORK
      (Indenture Trustee, Grantor Trustee and Contract of Insurance Holder)


               MASTER FINANCIAL ASSET SECURITIZATION TRUST 1998-2
                          HOME LOAN ASSET BACKED NOTES
                                  SERIES 1998-2



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



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions ......................................................
Section 1.02  Other Definitional Provisions ....................................


                                   ARTICLE II

                   CONVEYANCE OF THE GRANTOR TRUST CERTIFICATE

Section 2.01  Conveyance of the Grantor Trust Certificate ......................
Section 2.02  Ownership and Possession of Grantor Trust Certificate ............
Section 2.03  Books and Records; Principal Place of Business ...................
Section 2.04  Delivery of Grantor Trust Certificate; Further Assurances ........


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.01  Representations and Warranties of the Depositor ..................
Section 3.02  Representations and Warranties of the Transferor and Servicer ....
Section 3.03  [RESERVED] .......................................................
Section 3.04  Representations and Warranties Regarding Individual Home Loans ...
Section 3.05  Purchase and Substitution ........................................


                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF THE HOME LOANS

Section 4.01  Duties of the Servicer ...........................................
Section 4.02  Liquidation of Home Loans ........................................
Section 4.03  Fidelity Bond; Errors and Omissions Insurance ....................
Section 4.04  Title, Management and Disposition of Foreclosure Property ........
Section 4.05  Access to Certain Documentation and Information
              Regarding the Home Loans .........................................
Section 4.06  Superior Liens ...................................................
Section 4.07  Subservicing .....................................................
Section 4.08  Successor Servicers ..............................................
Section 4.09  Claim for FHA Insurance ..........................................

Section 4.10  Reports to the Securities and Exchange Commission;
              144A Information .................................................


                                    ARTICLE V

                         ESTABLISHMENT OF TRUST ACCOUNTS

Section 5.01  Collection Account, Note Payment Account and FHA
              Premium Account ..................................................
Section 5.02  Certificate Distribution Account .................................
Section 5.03  Trust Accounts; Trust Account Property ...........................
Section 5.04  Allocation of Losses .............................................
Section 5.05  Pre-Funding Account ..............................................
Section 5.06  Capitalized Interest Account .....................................


                                   ARTICLE VI

                       STATEMENTS AND REPORTS; WITHHOLDING

Section 6.01  Statements .......................................................
Section 6.02  Reports of Foreclosure and Abandonment of Mortgaged Property .....
Section 6.03  Specification of Certain Tax Matters .............................


                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

Section 7.01  Assumption Agreement .............................................
Section 7.02  Satisfaction of Mortgages and Release of Home Loan Files .........
Section 7.03  Servicing Compensation ...........................................
Section 7.04  Statement as to Compliance .......................................
Section 7.05  Independent Public Accountants' Servicing Report .................
Section 7.06  Right to Examine Servicer Records ................................
Section 7.07  Reports to the Indenture Trustee; Collection
              Account Statements ...............................................
Section 7.08  Financial Statements .............................................


                                  ARTICLE VIII

                   CONCERNING THE CONTRACT OF INSURANCE HOLDER

Section  8.01  Compliance  with Title I and Filing of FHA  Claims ..............
Section  8.02  Contract of Insurance Holder ....................................

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                                   ARTICLE IX

                                  THE SERVICER

Section 9.01  Indemnification; Third Party Claims ..............................
Section 9.02  Merger or Consolidation of the Servicer ..........................
Section 9.03  Limitation on Liability of the Servicer and Others ...............
Section 9.04  Servicer Not to Resign; Assignment ...............................
Section 9.05  Relationship of Servicer to the Grantor Trust and
              the Grantor Trustee ..............................................
Section 9.06  Servicer May Own Securities ......................................


                                    ARTICLE X

                                     DEFAULT

Section 10.01  Events of Default ...............................................
Section 10.02  Grantor Trustee to Act; Appointment of Successor ................
Section 10.03  Waiver of Defaults ..............................................
Section 10.04  Accounting Upon Termination of Servicer .........................


                                   ARTICLE XI

                                   TERMINATION

Section 11.01  Termination .....................................................
Section 11.02  Optional Termination ............................................
Section 11.03  Notice of Termination ...........................................


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01  Acts of Noteholders .............................................
Section 12.02  Amendment .......................................................
Section 12.03  Recordation of Agreement ........................................
Section 12.04  Duration of Agreement ...........................................
Section 12.05  Governing Law ...................................................
Section 12.06  Notices .........................................................
Section 12.07  Severability of Provisions ......................................
Section 12.08  No Partnership ..................................................
Section 12.09  Counterparts ....................................................
Section 12.10  Successors and Assigns ..........................................
Section 12.11  Headings ........................................................
Section 12.12  Actions of Securityholders ......................................
Section 12.13  Reports to Rating Agencies ......................................

Section 12.14  Holders of the Residual Interest Certificates ...................
Section 12.15  Indemnification of the Indenture Trustee and
               the Grantor Trustee by the Servicer .............................

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EXHIBIT A - Home Loan Schedule (Available upon request from the Depositor)

EXHIBIT B - Form of Servicer's  Monthly  Remittance Report to Trustee (Available
            upon request from the Depositor)

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     This Sale and  Servicing  Agreement is entered into  effective as of May 1,
1998, among MASTER FINANCIAL ASSET SECURITIZATION TRUST 1998-2, a Delaware business trust (the "Issuer" or the "Owner Trust"), PAINEWEBBER MORTGAGE
ACCEPTANCE   CORPORATION   IV,  a  Delaware   corporation,   as  Depositor  (the
"Depositor"),   MASTER  FINANCIAL,   INC.,  a  California  corporation  ("Master
Financial"), as Transferor (in such capacity, the "Transferor"), Servicer (in such capacity, the "Servicer") and in its corporate capacity and not as trustee, as Claims Administrator (in such capacity the "Claims Administrator"), and THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York, as Indenture Trustee on behalf of the Noteholders (in such capacity, the "Indenture Trustee"), as Grantor Trustee on behalf of the holder of the Grantor Trust Certificate (in such capacity, the "Grantor Trustee") and Contract of Insurance Holder (in such capacity the "Contract of Insurance Holder").

                              W I T N E S S E T H:

     In consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows for the benefit of each of them and for the benefit of the holders of the Notes issued under the Indenture, the Residual Interest Certificates issued under the Owner Trust Agreement and the Grantor Trust Certificate issued under the Grantor Trust Agreement:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Definitions.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months, except that with respect to the Class A-1 Notes, calculations of accrued interest shall be made on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

     Accepted Servicing Procedures: Servicing procedures that meet at least the same standards the Servicer would follow in servicing mortgage loans such as the Home Loans held for its own account, giving due consideration to standards of practice of prudent mortgage lenders and loan servicers that originate and service mortgage loans comparable to the Home Loans, applicable FHA regulations and the reliance placed by the Securityholders on the Servicer for the servicing of the Home Loans but without regard to:

     (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Obligor;

     (ii) the ownership of any Notes or the Residual Interest Certificates by the Servicer or any Affiliate of the Servicer; or

     (iii) the Servicer's or any Subservicer's right to receive compensation for its services hereunder with respect to any particular transaction.

     Accrual Period: With respect to the Class A-1 Notes, the period beginning on the Payment Date in the calendar month preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, May 28, 1998) and ending on the day preceding the related Payment Date. With respect to the other Classes of Notes, the calendar month preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, the period commencing on May 28, 1998 and ending on the last day of May 1998).

     Addition Notice: For any date during the Pre-Funding Period, a notice (which may be verbal or written) given to the Rating Agencies, the Indenture Trustee and the Grantor Trustee pursuant to Section 2.07 of the Grantor Trust Agreement.

     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, the term "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have corresponding meanings.

     Agreement: This Sale and Servicing Agreement and all amendments hereof and supplements hereto.

     Allocable Loss Amount: With respect to each Payment Date after the Initial Undercollateralization Amount has been reduced to zero, the excess, if any, of
(a) the aggregate of the Class Principal Balances of all Classes of Notes (after giving effect to all payments on such Payment Date) over (b) the sum of the Pool Principal Balance and the Pre-Funding Amount, each as of the end of the preceding Due Period. With respect to each Payment Date prior to the Payment Date on which the Undercollateralization Amount is reduced to zero, zero.

     Allocable  Loss  Amount  Priority:   With  respect  to  any  Payment  Date,
sequentially, to the Class B-2 Notes, the Class B-1 Notes, the Class M-2 Notes and the Class M-1 Notes, in that order.

     Assignment of Mortgage: With respect to each Home Loan secured by a Mortgage, an assignment, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the related Home Loan which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

     Available Collection Amount: With respect to any Payment Date, an amount without duplication equal to the sum of: (i) all amounts received on the Home Loans or required to be paid by the Servicer or the Transferor during the related Due Period (exclusive of amounts not required to be deposited by the Servicer in the Collection Account pursuant to Section 5.01(b)(1) hereof and amounts permitted to be withdrawn by the Indenture Trustee from the Collection Account pursuant to
Section 5.01(b)(3) hereof) as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to section 362 of the United States Bankruptcy Code; (ii) payments of FHA Insurance in respect of FHA Loans received during the related Due Period; (iii) any and all income or gain from investments in the Collection Account, Note Payment Account and Certificate Distribution Account; (iv) upon exercise of optional termination of the Notes pursuant to Section 11.02 hereof, the Termination Price; (v) the Purchase Price paid for any Home Loans required to be purchased pursuant to Section 3.05 hereof prior to the related Determination Date and the Substitution Adjustment to be deposited in the Collection Account in connection with any substitution, in each case prior to the related Determination Date; and (vi) the Capitalized Interest Requirement, if any, with respect to such Payment Date.

     Available Payment Amount: With respect to any Payment Date, the Available Collection Amount minus the amount required to be paid from the Note Payment Account pursuant to Section 5.01(c)(i), plus on the Payment Date relating to the Due Period in which the termination of the Pre-Funding Period shall have occurred, the amount on deposit in the Pre-Funding Account at such time net of any Pre-Funding Earnings.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in The City of New York or in the city in which the corporate trust office of the Indenture Trustee or Grantor Trustee is located or the city in which the Servicer's servicing operations are located and are authorized or obligated by law or executive order to be closed.

     Capitalized Interest Account: The account designated as such, established and maintained pursuant to Section 5.06 hereof.

     Capitalized Interest Initial Deposit: $598,882.

     Capitalized Interest Requirement: With respect to the Payment Date in June 1998, (i) the product of (a) the Pre-Funding Amount on the Closing Date and (b) one-twelfth and (c) the weighted average of the applicable Note Interest Rates for the Notes weighted on the basis of their relative Class Principal Balances as of such Payment date (or in the case of the Class A-4-IO Notes, the Class Notional Balance thereof) (assuming that the Class A-1 Notes bear interest at 6.707% per annum) minus 2.5%, and minus (ii) in the case of any Subsequent Loan transferred to the Grantor Trustee during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Payment Date in July 1998, (i) the product of (a) the Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the weighted average of the applicable Note Interest Rates for the Notes weighted on the basis of their relative Class Principal Balances as of such Payment date (or in the case of the Class A-4-IO Notes, the Class Notional Balance thereof)(assuming that the Class A-1 Notes bear interest at 7.340% per annum) minus 2.5%, and minus (ii) in the case of any Subsequent Loan transferred to the Grantor Trustee during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Payment Date in August 1998, (i) the product of (a) the Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the weighted average of the applicable Note Interest Rates for the Notes weighted on the basis of their relative Class Principal Balances as of such Payment date (or in the case of the Class A-4-IO Notes, the Class Notional Balance thereof)(assuming that the Class A-1 Notes bear interest at 7.340% per annum) minus 2.5%, and minus (ii) in the case of any Subsequent Loan transferred to the Grantor Trustee during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     Capitalized   Interest   Subsequent   Deposit:   As   defined   in  Section
2.07(b)(vii)(B)(IV) of the Grantor Trust Agreement.

     Certificate   Distribution   Account:   The  account  designated  as  such,
established and maintained pursuant to Section 5.02 hereof.

     Certificate Register: The register established pursuant to Section 3.4 of the Owner Trust Agreement.

     Certificateholder: A holder of a Residual Interest Certificate.

     Claims Administrator: Master Financial, Inc., in its capacity as the claims administrator hereunder with respect to insured FHA Loans.

     Class: With respect to the Notes, all Notes bearing the same class designation.

     Class A Notes: Collectively the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-4 IO Notes.

     Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class A-4 IO Note, Class M-1 Note, Class M-2 Note, Class B-1 Note and Class B-2 Note: The respective meanings assigned thereto in the Indenture.

     Class B-1 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Class A Notes and the Mezzanine Notes (after taking into account any payments made on such Payment Date in reduction of the Class Principal Balances of the Classes of Class A Notes and Mezzanine Notes) and (ii) the greater of (x) the sum of (1) 6.06% of the

Pool Principal Balance as of the related Determination Date and (2) the Overcollateralization Target Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Maximum Collateral Amount; provided, however, that such amount shall never be less than zero or greater than the Original Class Principal Balance of the Class B-1 Notes.

     Class B-2 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Class A Notes, the Mezzanine Notes and the Class B-1 Notes (after taking into account any payments made on such Payment Date in reduction of the Class Principal Balances of the Classes of Class A Notes, Mezzanine Notes and Class B-1 Notes) and (ii) the Overcollateralization Target Amount for such Payment Date; provided, however, that such amount shall never be less than zero or greater than the Original Class Principal Balance of the Class B-2 Notes.

     Class Factor: With respect to each Class and any date of determination, the then applicable Class Principal Balance or Class Notional Balance of such Class divided by the Original Class Principal Balance or initial Class Notional Balance thereof.

     Class M-1 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Class A Notes (after taking into account payments made on such Payment Date in reduction of the Class Principal Balances of the Classes of Class A Notes) and (ii) the greater of (x) the sum of
(1) 40.40% of the Pool Principal  Balance as of the related  Determination  Date and (2) the Overcollateralization Target Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and
(y) 0.50% of the Maximum Collateral Amount; provided, however, that such amount shall never be less than zero or greater than the Original Class Principal Balance of the Class M-1 Notes.

     Class M-2 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, zero; with respect to any other Payment Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Class A Notes (after taking into account any payments made on such Payment Date in reduction of the Class Principal Balances of the Classes of Class A Notes) plus the Class Principal Balance of the Class M-1 Notes (after taking into account any payments made on such Payment Date in reduction of the Class Principal Balance of the Class M-1 Notes) and (ii) the greater of (x) the sum of (1) 22.22% of the Pool Principal Balance as of the related Determination Date and (2) the Overcollateralization Target Amount for such Payment Date (without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Maximum Collateral Amount; provided, however, that such amount shall never be less than zero or greater than the Original Class Principal Balance of the Class M-2 Notes.

     Class Notional Balance: With respect to each Payment Date and the Class A-4 IO Notes, through and including July 20, 2000, the Class Principal Balance of the Class A-4 Notes on the immediately preceding Payment Date, or, in the case of the first Payment Date, on the Closing Date; with respect to each Payment Date after July 20, 2000, zero.

     Class Principal Balance: With respect to each Class of Notes, other than the Class A-4 IO Notes, and as of any date of determination, the Original Class Principal Balance of such Class reduced by the sum of (i) all amounts previously distributed in respect of principal of such Class on all previous Payment Dates and (ii) with respect to the Class M-1, Class M-2, Class B-1 and Class B-2 Notes, all Allocable Loss Amounts applied in reduction of principal of such Classes on all previous Payment Dates.

     Clean-up Call Date: The first Payment Date on which the Pool Principal Balance declines to 10% or less of the Maximum Collateral Amount.

     Closing Date: May 28, 1998.

     Code: The Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     Collection Account: The account designated as such, established and maintained by the Servicer, for the benefit of the Grantor Trust Holder, in accordance with Section 5.01 hereof.

     Combination Loan: A loan, the proceeds of which were used by the Obligor in combination to finance property improvements and for debt consolidation or other purposes.

     Combined Loan-to-Value Ratio: With respect to any Home Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Home Loan at origination plus, in the case of a junior lien Home Loan, the aggregate outstanding principal balance of each related Superior Lien on the date of origination of such Home Loan, and the denominator of which is the stated value of the related Mortgaged Property at the time of origination of such Home Loan.

     Contract of Insurance: The contract of insurance under Title I covering the FHA Loans held under the name The Bank of New York, or any successors thereto, as Contract of Insurance Holder.

     Contract of Insurance Holder: The Bank of New York, its successors in interest, and any successor thereto pursuant to the terms of this Agreement.

     Credit Score: The credit evaluation scoring methodology developed by Fair, Isaac and Company.

     Custodial Agreement: The custodial agreement dated as of May 1, 1998 by and among the Depositor, Master Financial, as the Transferor and the Servicer, and The Bank of

New York, a banking corporation organized under the laws of the State of New York, as the custodian and as Grantor Trustee, providing for the retention of the applicable Grantor Trustee's Home Loan Files by such custodian on behalf of the Grantor Trustee.

     Custodian: Any custodian appointed by the Grantor Trustee pursuant to the Custodial Agreement, which custodian shall not be affiliated with the Servicer, the Transferor, any Subservicer or the Depositor. The Bank of New York, shall be the initial Custodian pursuant to the terms of the Custodial Agreement.

     Custodian Fee: If applicable, the annual fee payable to any Custodian, calculated and payable monthly on each Payment Date pursuant to Section
5.01(c)(i)  hereof  equal  to the  fee,  if  any,  set  forth  in the  Custodial
Agreement.

     Custodian's Final Certification: As defined in Section 2.06(c) of the Grantor Trust Agreement.

     Custodian's Initial Certification: As defined in Section 2.06(a) of the Grantor Trust Agreement.

     Custodian's Updated Certification: As defined in Section 2.06(c) of the Grantor Trust Agreement.

     Cut-Off Date: With respect to the Initial Loans, the close of business on April 30, 1998 and, with respect to any Subsequent Loan, the date designated as such in the related Subsequent Transfer Agreement.

     DCR: Duff & Phelps Credit Rating Co.

     Debt Consolidation Loan: A loan, the proceeds of which were primarily used by the related Obligor for debt consolidation purposes or for purposes other than to finance property improvements.

     Debt Instrument: The note or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Home Loan.

     Defaulted Home Loan: With respect to any date of determination, any Home Loan, including, without limitation, any Liquidated Home Loan with respect to which any of the following has occurred as of the end of the preceding Due
Period: (a) foreclosure or similar proceedings have been commenced; (b) any portion of a Monthly Payment becomes 180 days past due by the related Obligor;
(c) the Servicer or any Subservicer has determined in good faith and in accordance with customary servicing practices that such Home Loan is in default or imminent default or (d) a claim has either been paid, or finally rejected, pursuant to the Contract of Insurance.

     Defective Home Loan: As defined in Section 3.05 hereof.

     Deleted Home Loan: A Home Loan replaced or to be replaced by one or more than one Qualified Substitute Home Loan.

     Delinquent: A Home Loan is "Delinquent" if any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is scheduled to be paid. A Home Loan is "30 days Delinquent" if such Monthly Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was due or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. The determination of whether a Home Loan is "60 days Delinquent," "90 days Delinquent", etc. shall be made in like manner.

     Delivery: When used with respect to Trust Account Property means:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in
     Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property") and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to any securities issued by the U.S. Treasury, FNMA or FHLMC that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: the making by a Federal Reserve Bank of an appropriate entry crediting such Trust Account property to an account of a financial intermediary that is also a "participant" pursuant to applicable federal regulations; the making by such financial intermediary of entries in its books and records crediting such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations to the securities account of the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of confirmation of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry security; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof including, without limitation, Article 8 of the UCC; and

          (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, and the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

     Denomination: With respect to a Note, the portion of the Original Class Principal Balance represented by such Note as specified on the face thereof.

     Depositor: PaineWebber Mortgage Acceptance Corporation IV, a Delaware corporation, and any successor thereto.

     Determination Date: With respect to any Payment Date, the 14th calendar day of the month in which such Payment Date occurs or if such day is not a Business Day, the immediately preceding Business Day.

     Due Date: The day of the month on which the Monthly Payment is due from the Obligor on a Home Loan.

     Due Period: With respect to any Determination Date or Payment Date, the calendar month immediately preceding such Determination Date or Payment Date, as the case may be.

     Eligible  Account:  At any time, an account which is any of the  following:
(i) an account maintained with a depository institution (A) the long-term debt obligations of which are at such time rated by each Rating Agency in one of their two highest long-term rating categories or (B) the short-term debt obligations of which are then rated by each Rating Agency in their highest short-term rating category; (ii) an account the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee and the Issuer, which depository institution or trust company shall have capital and surplus of not less than $50,000,000; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating(s) assigned to the Notes, as evidenced in writing by such Rating Agency. (Each reference in this definition of "Eligible Account" to the Rating Agency shall be construed as a reference to Moody's, Fitch and DCR).

     Eligible Servicer: A Person that (i) is servicing a portfolio of Title I mortgage loans, (ii) is legally qualified to service, and is capable of servicing, the FHA Loans and has all licenses required to service Title I mortgage loans, (iii) has demonstrated the ability professionally and competently to service a portfolio of FHA insured mortgage loans similar to the FHA Loans with reasonable skill and care, (iv) has demonstrated the ability professionally and competently to service a portfolio of mortgage loans similar to the Home Loans and (v) has a net worth calculated in accordance with GAAP of at least $500,000.

     Event of Default: As described in Section 10.01 hereof.

     Excess Spread: With respect to any Payment Date, the excess of (a) the Available Payment Amount over (b) the Regular Payment Amount.

     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

     FHA: The Federal Housing Administration and any successor thereto.

     FHA Insurance: Insurance issued by FHA pursuant to Title I of the National Housing Act of 1934, as amended.

     FHA Insurance Coverage Insufficiency: At the time of a prospective claim for reimbursement under the Contract of Insurance for an FHA Loan pursuant to
Section 4.10, the amount by which the sum of all claims previously paid by the FHA in respect of all FHA Loans and the amount expected to be received in respect of such prospective claim for such FHA Loan exceeds the Trust Designated Insurance Amount.

     FHA Insurance Coverage Reserve Account: The account established by the FHA pursuant to the Contract of Insurance which is adjusted and maintained under Title I (see 24 C.F.R. 201.32(a)).

     FHA Insurance Payment Amount: With respect to any Payment Date and with respect to an FHA Loan for which an insurance claim has been made by the Contract of Insurance Holder or the Claims Administrator and paid by the FHA or rejected, in part, by the FHA, an amount equal to the sum of such of the following as are appropriate: (i) the amount, if any, received from the FHA,
(ii) with respect to claims rejected in part, the amount, if any, received from the Transferor or the Servicer pursuant to Section 4.09 and (iii) the amount received from the sale of FHA Pending Claims sold pursuant to Section 11.02.

     FHA  Loans:  The Home  Loans  designated  as FHA  Loans  on the  Home  Loan
Schedule.

     FHA Pending Claims: The aggregate fair market value of all claims made under the Contract of Insurance with respect to FHA Loans that are pending with FHA.

     FHA Premium Account: The account which is an Eligible Account established and maintained by the Indenture Trustee pursuant to Section 5.01(a)(3).

     FHA Reserve Amount: As to each FHA Loan, 10% of the Principal Balance as of the Cut-Off Date of such FHA Loan.

     FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

     Fitch: Fitch IBCA, Inc. or any successor thereto.

     FNMA: The Federal National Mortgage Association and any successor thereto.

     Foreclosed Loan: As of any date of determination, any Home Loan, other than a Home Loan for which a claim is pending under the Contract of Insurance, that has been discharged as a result of (i) the completion of foreclosure or comparable proceedings; (ii) the Grantor Trustee's acceptance of the deed or other evidence of title to the related Property in lieu of foreclosure or other comparable proceeding; or (iii) the acquisition by the Grantor Trustee of title to the related Property by operation of law.

     Foreclosure Property: Any real property securing a Foreclosed Loan that has been acquired by the Servicer through foreclosure, deed in lieu of foreclosure or similar proceedings in respect of the related Home Loan.

     GAAP: Generally accepted accounting principles as in effect in the United States.

     Grantor Trust: Master Financial Grantor Trust 1998-2, formed pursuant to the Grantor Trust Agreement.

     Grantor Trust Agreement: The Grantor Trust Agreement dated as of May 1, 1998, among PaineWebber Mortgage Acceptance Corporation IV, as Depositor, Master Financial and the Grantor Trustee.

     Grantor Trust Certificate: The trust certificate issued by the Grantor Trust evidencing an undivided beneficial ownership interest of 100% of the Grantor Trust.

     Grantor Trust Holder: Any holder of the Grantor Trust Certificate.

     Grantor Trustee: The Bank of New York, a banking corporation organized under the laws of the State of New York, as Grantor Trustee under the Grantor Trust Agreement, or any successor Grantor Trustee hereunder.

     Grantor Trustee Fee: As to any Payment Date, $0.00.

     Grantor Trustee's Home Loan File: As defined in Section 2.05(a) of the Grantor Trust Agreement.

     Home Loan: Any Debt Consolidation Loan or Combination Loan that is included in the Home Loan Pool. As applicable, a Home Loan shall be deemed to refer to the related Debt Instrument, the Mortgage, if any, and any related Foreclosure Property. The term "Home Loan" includes each Subsequent Loan.

     Home Loan File: As to each Home Loan, the Grantor Trustee's Home Loan File and the Servicer's Home Loan File.

     Home Loan Interest Rate: The fixed annual rate of interest borne by a Debt Instrument, as shown on the related Home Loan Schedule as the same may be modified by the Servicer in accordance with Section 4.01(c).

     Home Loan Pool: The pool of Home Loans conveyed to the Grantor Trustee pursuant to the Grantor Trust Agreement on the Closing Date and pursuant to the Subsequent Transfer Agreements on the Subsequent Transfer Dates, together with the rights and obligations of a holder thereof, and the payments thereon and proceeds therefrom received after the applicable Cut-Off Date, as identified on the Home Loan Schedule annexed hereto as Exhibit A.

     Home Loan Purchase Agreement: The Home Loan Purchase Agreement between the Transferor and the Depositor, dated as of May 1, 1998.

     Home Loan Schedule: The schedule of Home Loans set forth on Exhibit A attached hereto, as amended or supplemented from time to time specifying, with respect to each Home Loan, the following information: (i) the Transferor's Home Loan number; (ii) the Obligor's name and the street address; (iii) the current principal balance; (iv) the original principal amount with respect to any Home Loan originated by the Transferor and the principal amount purchased by the Transferor with respect to a Home Loan acquired by the Transferor subsequent to its origination; (v) the Combined Loan-to-Value Ratio as of the date of the origination of the related Home Loan; (vi) the paid through date;
(vii) the Home Loan Interest Rate; (viii) the final maturity date under the Debt Instrument; (ix) the Monthly Payment; (x) the occupancy status of the Mortgaged Property, if any; (xi) the lien priority of the Mortgage, if any; (xii) the original term of the Debt Instrument; (xiii) the Credit Score, if applicable;
(xiv) the debt to income ratio of the related Obligor; and (xv) whether the Home Loan is an FHA Loan.

     Indenture: The Indenture, dated as of May 1, 1998, between the Issuer and the Indenture Trustee.

     Indenture Trustee: The Bank of New York, a banking corporation organized under the laws of the State of New York, as Indenture Trustee under the Indenture and this Agreement acting on behalf of the Noteholders, or any successor indenture trustee under the Indenture or this Agreement.

     Indenture Trustee Fee: The annual fee payable to the Indenture Trustee, calculated and payable monthly on each Payment Date, equal to the product of the Indenture Trustee Fee Rate and the Pool Principal Balance as of the last day of the immediately preceding Due Period, except that with respect to the first Payment Date such monthly amount shall be pro rated for the first Due Period.

     Indenture Trustee Fee Rate: 0.0075% per annum.

     Independent:  When used with respect to any specified  Person,  such Person
(i) is in fact independent of the Transferor, the Servicer, the Claims Administrator, the Depositor or any of their respective Affiliates, (ii) does not have any direct financial interest in, or any material indirect financial interest in, any of the Transferor, the Servicer, the Claims Administrator, the Depositor or any of their respective Affiliates and (iii) is not connected with any of the Transferor, the Servicer, the Claims Administrator, the Depositor or any of their respective Affiliates, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Transferor, the Servicer, the Claims Administrator, the Depositor or any of their respective Affiliates merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Transferor, the Servicer, the Claims Administrator, the Depositor or any of their respective Affiliates, as the case may be.

     Independent Accountants: A firm of nationally recognized certified public accountants which is Independent.

     Initial Loan: Each Home Loan conveyed to the Grantor Trustee pursuant to the Grantor Trust Agreement on the Closing Date.

     Insurance Policies: With respect to any Property, any related insurance policy other than the Contract of Insurance.

     Insurance Proceeds: With respect to any Property, all amounts collected in respect of Insurance Policies and not required to be applied to the restoration of the related Property or paid to the related Obligor.

     Insurance Record: The record established and maintained by the Claims Administrator (in a manner consistent with the Title I provisions set forth in 24 C.F.R. Section 201.32) setting forth the FHA insurance coverage and the Trust Designated Insurance Amount attributable to the FHA Loans hereunder. To the extent consistent with adjustments pursuant to Title I to the FHA Insurance Coverage Reserve Account, the Insurance Record shall be reduced by the amount of claims approved for payment by the FHA with respect to any FHA Loan or Related Series Loan after the date of transfer of the related FHA reserve account to the Contract of Insurance Holder.

     LIBOR: With respect to each Accrual Period (other than the initial Accrual Period) and each Class of LIBOR Notes, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Indenture Trustee and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Accrual Period. LIBOR for the initial Accrual Period will be 5.64844%.

     LIBOR Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     LIBOR Determination Date: With respect to each Accrual Period (other than the first Accrual Period), the second LIBOR Business Day before the first day of such Accrual Period, as determined by the Indenture Trustee.

     LIBOR Notes: The Class A-1 Notes.

     Liquidated Home Loan: With respect to any date of determination, any Foreclosure Property or any Home Loan in respect of which a Monthly Payment is in excess of 30 days past due and as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to collect have been recovered from or on account of such Home Loan or the related Foreclosure
Property; provided, however, that in any event such Home Loan or the related Foreclosure Property shall be deemed uncollectible and therefore be a Liquidated Home Loan upon the earliest to occur of: (a) the liquidation of the related Foreclosure Property, (b) the determination by the Servicer in accordance with customary servicing practices that no further amounts are collectible from the Home Loan and any related Mortgaged Property, or (c) the date on which any portion of a Monthly Payment on any Home Loan is in excess of 180 days past due.

     Liquidation Proceeds: With respect to a Liquidated Home Loan, any cash amounts received in connection with the liquidation of such Liquidated Home Loan, whether through trustee's sale, foreclosure sale or other disposition, any cash amounts received in connection with the management of the Mortgaged Properties from Defaulted Home Loans and any other amounts required to be deposited in the Collection Account pursuant to Section 5.01(b) hereof, in each case other than Post-Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds.

     Loss Reimbursement Deficiency: With respect to any Payment Date and the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes or the Class B-2 Notes, the amount of Allocable Loss Amounts applied to the reduction of the Class Principal Balance of such Class and not reimbursed pursuant to Section 5.01 hereof as of such Payment Date plus interest accrued on the unreimbursed portion thereof at the applicable Note Interest Rate through the end of the Due Period immediately preceding such Payment Date; provided, however, that no interest shall accrue on any amount of such accrued and unpaid interest.

     Majority Noteholders: Until such time as the sum of the Class Principal Balances of all Classes of Notes has been reduced to zero, the holder or holders of in excess of 50% of the Class Principal Balance of all Classes of Notes.

     Majority Residual Interestholders: The holder or holders of in excess of 50% of the Residual Interest.

     Make Whole Servicing Fee: Any period when the Servicing Fee is reduced pursuant to the first proviso in the definition of Servicing Fee Rate, as to each Home Loan (including any Home Loan that has been foreclosed and has become a Foreclosure Property, but excluding any Liquidated Home Loan), the fee payable monthly to the Servicer on each Payment Date during such period, which shall be the product of 1/12th of 0.50% and the Principal Balance of such Home Loan as of the first day of the immediately preceding Due Period.

     Mandatory Redemption Date: The Payment Date immediately following the end of the Pre-Funding Period.

     Master Financial: Master Financial, Inc., a California corporation.

     Maturity Date: means, with respect to each Class of Notes, the applicable maturity date set forth below:

                   Class                  Maturity Date
                   -----                  -------------

                   A-1                    September 20, 2009
                   A-2                    October 20, 2012
                   A-3                    November 20, 2018
                   A-4                    September 20, 2024
                   A-4 IO                 July 20, 2000

                   M-1                    September 20, 2024
                   M-2                    September 20, 2024
                   B-1                    September 20, 2024
                   B-2                    September 20, 2024

     Maximum Collateral Amount: The sum of the Original Pool Principal Balance and the Original Pre-Funding Amount.

     Mezzanine Noteholders' Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of (A) the Mezzanine Noteholders' Monthly Interest Payment Amount for the preceding Payment Date plus any outstanding Mezzanine Noteholders' Interest Carry-Forward Amount for preceding Payment Dates, over (B) the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Payment Date net of the Senior Noteholders' Interest Payment Amount for such preceding Payment Date; it being understood that the interest of the Class M-1 Noteholders in the Mezzanine Noteholders' Interest Carry-Forward Amount is senior to that of the Class M-2 Noteholders.

     Mezzanine Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Mezzanine Noteholders' Monthly Interest Payment Amount for such Payment Date and the Mezzanine Noteholders' Interest Carry-Forward Amount for such Payment Date.

     Mezzanine Noteholders' Monthly Interest Payment Amount: With respect to each Payment Date and the Classes of Mezzanine Notes, the interest accrued during the related Accrual Period at the respective Note Interest Rates on the respective Class Principal Balances of such Classes immediately preceding such Payment Date (or, in the case of the first Payment Date, on the Closing Date) after giving effect to all payments of principal to the holders of such Classes of Notes on or prior to such preceding Payment Date.

     Mezzanine Notes: The Class M-1 Notes and Class M-2 Notes.

     Monthly Cut-Off Date: The last day of any calendar month and, with respect to any Payment Date, the last day of the calendar month immediately preceding such Payment Date.

     Monthly Payment: The scheduled monthly payment of principal and/or interest required to be made by an Obligor on the related Home Loan including any premium for FHA Insurance included in such payment, as set forth in the related Debt Instrument.

     Moody's: Moody's Investors Service, Inc., or any successor thereto.

     Mortgage: The mortgage, deed of trust or other security instrument creating a lien in accordance with applicable law on a Mortgaged Property to secure the Debt Instrument which evidences a secured Home Loan.

     Mortgaged Property: The real property encumbered by the Mortgage which secures the Debt Instrument evidencing a secured Home Loan.

     Mortgaged Property States: Each state in which any Mortgaged Property securing a Home Loan is located as set forth in the Home Loan Schedule.

     Multiplier: The Multiplier will initially equal 1.7 and may from time to time be permanently modified to a lesser amount (including zero) in the event that the Issuer shall have delivered to the Indenture Trustee written confirmation from each Rating Agency that the rating assigned by it to each Class of Notes which it originally rated will not be downgraded or withdrawn as a result of such reduction.

     Net Delinquency Calculation Amount: With respect to any Payment Date, the excess, if any, of (x) the product of the Multiplier and the Six-Month Rolling Delinquency Average over (y) the aggregate of the amounts of Excess Spread for the three preceding Payment Dates.

     Net Liquidation Proceeds: With respect to any Payment Date, Liquidation Proceeds received during the related Due Period, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Compensation and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Foreclosure Properties pursuant to Section 4.02 and Section 4.04 hereof.

     Net Loan Losses: With respect to any Defaulted Home Loan that is subject to a modification pursuant to Section 4.01(c) hereof, an amount equal to the portion of the Principal Balance, if any, released in connection with such modification.

     Net Loan Rate: With respect to each Home Loan, the related Home Loan Interest Rate, less the sum of (i) the Servicing Fee Rate and (ii) the Indenture Trustee Rate.

     Net Weighted Average Rate: With respect to any Payment Date, a rate per annum equal to the weighted average (by principal balance) of the Home Loan Interest Rates as of the first day of the related Due Period less 1.25%.

     Non-FHA Loans: The Home Loans not designated as FHA Loans on the Home Loan Schedule.

     Note:  Any of the Senior  Notes,  the  Mezzanine  Notes or the  Subordinate
Notes.

     Note Interest Rate: With respect to each Class of Notes, the annual rate of interest payable to the holders of such Class of Notes, as specified below:

                    Class                           Note Interest Rate (1)
                    -----                           ------------------
                    Class A-1                       Floating Rate (2)
                    Class A-2                       6.34%

                    Class A-3                       6.60%
                    Class A-4                       7.07%
                    Class A-4 IO                    6.32%
                    Class M-1                       7.29%
                    Class M-2                       7.60%
                    Class B-1                       8.73%
                    Class B-2                       10.02%

(1) Commencing on the first day of the month in which the Clean-up Call Date occurs, the Note Interest Rate shall be increased by 0.50% per annum.

(2) Interest will accrue on the Class A-1 Notes during each Accrual Period at a per annum interest rate equal to LIBOR for the related LIBOR Determination Date plus 0.08%, subject to a maximum rate equal to the Net Weighted Average Rate. The Note Interest Rate applicable to the Class A-1 Notes for the initial Accrual Period will be approximately 5.72844% per annum.

     Note Payment Account: The Eligible Account established and maintained pursuant to Section 5.01(a)(2) hereof.

     Note Redemption Amount: As of any date of determination, an amount without duplication equal to the sum of (i) the then outstanding Class Principal Balances of the Classes of Notes plus all accrued and unpaid interest thereon, or in the case of the Class A-4 IO Notes, all accrued and unpaid interest on their applicable outstanding Class Notional Balance and (ii) any Trust Fees and Expenses due and unpaid on such date.

     Noteholder: A holder of a Note.

     Noteholders' Interest Payment Amount: The sum of the Senior Noteholders' Interest Payment Amount, the Mezzanine Noteholders' Interest Payment Amount and the Subordinate Noteholders' Interest Payment Amount.

     Obligor: Each obligor on a Debt Instrument.

     Officer's Certificate: A certificate delivered to the Indenture Trustee or the Issuer signed by the President or a Vice President or an Assistant Vice President of the Depositor, the Servicer or the Transferor, in each case, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel (who is acceptable to the Rating Agencies), who may be employed by the Transferor, the Servicer, the Depositor or any of their respective Affiliates.

     Original Class Principal Balance: With respect to the Classes of Notes, as follows: Class A-1: $74,260,000; Class A-2: $32,072,000; Class A-3: $28,084,000;

Class A-4: $17,589,000;  Class M-1: $21,715,000;  Class M-2: $19,543,500;  Class
B-1: $17,372,000; and Class B-2: $6,514,500. The Class A-4 IO will not have an Original Class Principal Balance.

     Original Pool Principal Balance: $163,252,689, which is the Pool Principal Balance as of the Cut-Off Date.

     Original Pre-Funding Amount: $51,747,311.

     Outstanding: As defined in the Indenture.


     Overcollateralization Amount: With respect to any Payment Date after the initial Undercollateralization Amount has been reduced to zero, the amount equal to the excess of (A) the sum of the Pool Principal Balance and the Pre-Funding Amount, each as of the end of the preceding Due Period, over (B) the aggregate of the Class Principal Balances of the Notes (after giving effect to the payments made on such date pursuant to Section 5.01(d) hereof). Prior to the reduction of the initial Undercollateralization Amount to zero, the Overcollateralization Amount shall be zero.


     Overcollateralization Deficiency Amount: With respect to any Payment Date, the excess, if any, of the Overcollateralization Target Amount over the Overcollateralization Amount (after giving effect to all prior payments on the Classes of Notes and to any prior distribution on the Residual Interest Certificates on such Payment Date pursuant to Section 5.01(d) hereof).


     Overcollateralization Target Amount: (I) With respect to any Payment Date occurring prior to the Stepdown Date, an amount equal to the greater of (x) 3.50% (or 3.75% if on the immediately preceding Overcollateralization Target Determination Date an Overcollateralization Target Trigger Event has occurred) of the Maximum Collateral Amount and (y) the Net Delinquency Calculation Amount; and (II) with respect to any other Payment Date, an amount equal to the greater of (x) 7.00% (or 7.50% if on the immediately preceding Overcollateralization Target Determination Date an Overcollateralization Target Trigger Event has occurred) of the Pool Principal Balance as of the end of the related Due Period and (y) the Net Delinquency Calculation Amount; provided, however, that the Overcollateralization Target Amount shall in no event be less than 0.50% of the Maximum Collateral Amount or greater than the sum of the aggregate Class Principal Balances of all Classes of Notes; provided, however, if the sum of the aggregate Class Principal Balances of all Classes of Notes is less than 0.50% of the Maximum Collateral Amount, the Overcollateralization Target Amount may be less than 0.50% of the Maximum Collateral Amount but shall in no event be greater than the sum of the aggregate Class Principal Balances of all Classes of Notes.


     Overcollateralization Target Determination Date: May 1 and November 1 of each year commencing with May 1, 1999 or if any such day is not a Business Day, the immediately preceding Business Day.

     Overcollateralization Target Trigger Event: With respect to any Overcollateralization Target Determination Date, if the aggregate Principal
Balance of Home Loans that became Defaulted Home Loans during the 12-month period ending on such Overcollateralization Target Determination Date exceeds 2% of the Pool Principal Balance as of the first day of such 12-month period.

     Owner Trust: The Issuer.

     Owner Trust Agreement: The Owner Trust Agreement dated as of May 1, 1998, among the Depositor, the Company, the Owner Trustee and The Bank of New York, as paying agent.

     Owner Trust Estate: The assets subject to this Agreement, the Owner Trust Agreement and the Indenture and assigned to the Issuer, which assets consist of:
(i) the contribution of $1 referred to in Section 2.5 of the Owner Trust Agreement, (ii) the Grantor Trust Certificate, (iii) all payments on and distributions in respect of the Grantor Trust Certificate, (iv) all right, title and interest of the Depositor in and to the Collection Account, the FHA Premium Account and the Pre-Funding Account (such accounts were collaterally assigned to the Depositor by the Grantor Trustee in connection with the conveyance of the Grantor Trust Certificate to the Depositor pursuant to the Grantor Trust Agreement), (v) such assets and funds as are from time to time deposited in the Trust Accounts, including amounts on deposit in such accounts which are invested in Permitted Investments, and (vi) all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing.

     Owner Trustee: Wilmington Trust Company, as owner trustee under the Owner Trust Agreement, and any successor owner trustee under the Owner Trust Agreement.

     Owner Trustee Fee: The annual fee of $2,500 payable to the Owner Trustee on the Payment Date occurring in May each year during the term of this Agreement commencing in May 1999; provided that the initial Owner Trustee fee shall be paid on the Closing Date.

     Ownership Interest: As to any Note, any ownership or security interest in such Note, including any interest in such Note as the holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Payment Date: The 20th day of any month or if such 20th day is not a Business Day, the first Business Day immediately following such day, commencing in June 1998.

     Payment Statement: As defined in Section 6.01 hereof.

     Percentage Interest: As defined in the Owner Trust Agreement.

     Permitted Investments: Each of the following:

          (1) obligations of, or guaranteed as to principal and interest by, the
     United  States  or  any  agency  or   instrumentality   thereof  when  such
     obligations are backed by the full faith and credit of the United States;


          (2) a repurchase agreement that satisfies the following criteria: (A) it must be between the Indenture Trustee and either (x) primary dealers on the Federal Reserve reporting dealer list which are rated in one of the two highest categories for long-term unsecured debt obligations by each Rating Agency or (y) banks rated in the highest categories for long-term unsecured debt obligations by each Rating Agency; and (B) it must be in writing and include the following terms: (a) the securities acceptable for transfer are either (i) direct U.S. government obligations or (ii) obligations of a federal agency that are backed by the full faith and credit of the U.S. government or by FNMA or FHLMC; (b) a term no greater than 60 days for any repurchase transaction; (c) the collateral must be delivered to the Indenture Trustee or a third party custodian acting as agent for the Indenture Trustee by appropriate book entries and confirmation statements, and must have been delivered before or simultaneously with payment (i.e., perfection by possession of certificated securities); and (d) the securities sold thereunder must be valued weekly, marked-to-market at current market price plus accrued interest and the value of the collateral must be equal to at least 104% of the amount of cash transferred by the Indenture Trustee under the repurchase agreement and, if the value of the securities held as collateral declines to an amount below 104% of the cash transferred by the Indenture Trustee plus accrued interest (i.e., a margin call), then additional cash and/or acceptable securities must be transferred to the Indenture Trustee to satisfy such margin call; provided, however, that if the securities used as collateral are obligations of FNMA or FHLMC, then the value of the securities held as collateral must equal at least 105% of the cash transferred by the Indenture Trustee under such repurchase agreement;


          (3) certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state, including the Indenture Trustee; provided, however, that the debt obligations of such depository institution or trust company at the date of the acquisition thereof have been rated by each Rating Agency in the highest long-term rating categories;


          (4) deposits, including deposits with the Indenture Trustee, which are fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, as the case may be;


          (5) commercial paper of any corporation incorporated under the laws of the United States or any state thereof, including corporate Affiliates of the Indenture Trustee, which at the date of acquisition is rated by each Rating Agency in its highest short-term rating category and which has an original maturity of not more than 365 days;

          (6) debt obligations rated by each Rating Agency at the time at which the investment is made in its highest long-term rating category (or those investments specified in (3) above with depository institutions which have debt obligations rated by each Rating Agency in the highest long-term rating categories);


          (7) money market funds which are rated by each Rating Agency at the time at which the investment is made in its highest long-term rating category, any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth in this Agreement; or


          (8) any other demand, money market or time deposit obligation, security or investment as may be acceptable to each Rating Agency at the time at which the investment is made;

provided, however, that no instrument described in the foregoing subparagraphs shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described in the foregoing subparagraphs may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

     Each reference in this definition of "Permitted Investments" to the Rating Agency shall be construed, in the case of each subparagraph above referring to each Rating Agency, as a reference to each of Moody's, Fitch and DCR.

     Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, estate, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

     Physical Property: As defined in the definition of "Delivery" above.

     Pool Principal Balance: With respect to any date of determination, the aggregate Principal Balances of the Home Loans as of the end of the preceding Due Period; provided, however, that the Pool Principal Balance on any Payment Date on which the Termination Price is to be paid to Noteholders will be deemed to have been equal to zero as of such date.

     Post-Liquidation Proceeds: As defined in Section 4.02(b).

     Pre-Funding Account: The account created and maintained by the Indenture Trustee, for the benefit of the Grantor Trust Holder, pursuant to Section 5.05 hereof.

     Pre-Funding Amount: With respect to any date, the amount on deposit in the Pre-Funding Account (net of any Pre-Funding Earnings).

     Pre-Funding Earnings: With respect to the Payment Date in July 1998, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account during the period from May 28, 1998 through and including June 30, 1998. With respect to the Payment Date in August 1998, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account from July 1, 1998 through and including July 31, 1998. With respect to the Payment Date in September 1998, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account from August 1, 1998 through and including August 31, 1998.

     Pre-Funding Payment Trigger: With respect to the Payment Date following the Due Period in which the termination of the Pre-Funding Period occurs, a Pre-Funding Payment Trigger will be deemed to have occurred if, at such time, the Pre-Funding Amount is greater than or equal to $50,000.

     Pre-Funding Period: The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any Pre-Funding Earnings) is less than $50,000, (ii) the date on which any Event of Default relating to the Servicer occurs and (iii) August 28, 1998.

     Principal Balance: With respect to any Home Loan or related Foreclosure Property, (i) at the Cut-Off Date, the outstanding unpaid principal balance of the Home Loan as of the Cut-Off Date and (ii) with respect to any date of determination, the outstanding unpaid principal balance of the Home Loan as of the last day of the preceding Due Period (after giving effect to all payments received thereon and the allocation of any Net Loan Losses with respect thereto for a Defaulted Home Loan which relates to such Due Period), without giving effect to amounts received in respect of such Home Loan or related Foreclosure Property after such Due Period; provided, however, that any Liquidated Home Loan shall have a Principal Balance of zero.

     Principal Prepayment: With respect to any Home Loan and any Due Period, any principal amount received on a Home Loan in excess of the principal of the Monthly Payment due in such Due Period.

     Private Placement Memorandum: The Private Placement Memorandum to be prepared by the Depositor in connection with the Class B-2 Notes.

     Property: The property (real, personal or mixed) encumbered by the Mortgage which secures the Debt Instrument evidencing a secured Home Loan.

     Prospectus: The Depositor's final Prospectus dated May 22, 1998 as supplemented by the Prospectus Supplement.

     Prospectus Supplement: The Prospectus Supplement dated May 22, 1998 prepared in connection with the offer and sale of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4 IO, Class M-1, Class M-2 and Class B-1 Notes.

     Purchase Price: With respect to a Defective Home Loan, the Principal Balance thereof as of the date of purchase, plus all accrued and unpaid interest on such Defective Home Loan to and including the date of repurchase computed at the applicable Home Loan Interest Rate.

     Qualified Substitute Home Loan: A home loan or home loans substituted for a Deleted Home Loan pursuant to Section 2.06 of the Grantor Trust Agreement or
Section 3.05 hereof, which (i) has or have an interest rate or rates of not less than one percentage point less than, and not more than one percentage point greater than, the Home Loan Interest Rate for the Deleted Home Loan, (ii) matures or mature not more than one year than, and not more than one year earlier, than the maturity date of Deleted Home Loan, (iii) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance or Balances of the Deleted Home Loan or Loans as of such date,
(iv) has or have a lien priority equal or superior to that of the Deleted Home Loan or Loans, (v) has or have a borrower or borrowers with a comparable credit grade classification to that of the Obligor under the Deleted Loan, and (vi) complies or comply as of the date of substitution with each representation and warranty set forth in Section 3.04 hereof and is or are not more than 30 days delinquent as of the date of substitution for such Deleted Home Loan or Loans. For purposes of determining whether multiple mortgage loans proposed to be substituted for one or more Deleted Home Loans pursuant to Section 2.06 of the Grantor Trust Agreement or Section 3.05 hereof are in fact "Qualified Substitute Home Loans" as provided above, the criteria specified in clauses (i) and (iii) above may be considered on an aggregate or weighted average basis, rather than on a loan-by-loan basis (i.e., so long as the weighted average Home Loan Interest Rate of any loans proposed to be substituted is not less than one percentage point less than, and not more than one percentage point greater than, the Home Loan Interest Rate for the designated Deleted Home Loan or Loans, the requirements of clause (i) above would be deemed satisfied).

     Rating Agencies: Moody's, Fitch and DCR. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable person designated by the Servicer, notice of which designation shall have been given to the Indenture Trustee and the Issuer.

     Ratings: The ratings initially assigned to the Notes by the Rating Agencies, as evidenced by letters from the Rating Agencies.

     Record Date: With respect to each Payment Date, the close of business on the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

     Reference Bank Rate: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month that are offered by the Reference Banks as of 11:00 a.m., New York City time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class A-1 Notes, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class A-1 Notes. If no such quotation can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Accrual Period.

     Reference  Banks:  Three  money  center  banks  selected  by the  Indenture
Trustee.

     Regular Payment Amount: With respect to any Payment Date, the lesser of (a) the Available Payment Amount and (b) the sum of (i) the Noteholders' Interest Payment Amount and (ii) the Regular Principal Payment Amount.

     Regular Principal Payment Amount: On each Payment Date, an amount equal to the lesser of:


          (A) the aggregate of the Class Principal Balances of the Classes of Notes immediately prior to such Payment Date; and


          (B) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all full and partial principal prepayments applied by the Servicer during such related Due Period, (iii) the principal portion of all Net Liquidation Proceeds, FHA Insurance Payment Amounts, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period, (iv) that portion of the Purchase Price of any repurchased Home Loan which represents principal received prior to the related Determination Date, (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date, (vi) if such Payment Date relates to the Due Period in which the Pre-Funding Period shall have ended and at the termination of such Pre-Funding Period a Pre-Funding Payment Trigger shall have occurred, the amount on deposit in the Pre-Funding Account on such date, and (vii) on the Payment Date on which the Issuer and the Grantor Trust are to be terminated pursuant to Section 11.02 hereof, the Termination Price (net of any accrued and unpaid interest and Trust Fees and Expenses due and unpaid on such date).

     Rejected Claim: With respect to any FHA Loan, a claim for payment made to the FHA under the Contract of Insurance that has been finally rejected after all appeals with FHA have been exhausted for any reason (including a rejection of a previously paid claim and a demand by the FHA of a return of the FHA Insurance Payment Amount for the related FHA Loan) other than a refusal or rejection due to clerical error in computing the claim amount or because the amount of the FHA Insurance Coverage Reserve Account as shown in the Insurance Record is zero.

     Related Series: Means (i) the Trust, and (ii) each of the prior and subsequent series of trusts, of which the Grantor Trustee is a trustee, to which Related Series Loans are sold directly or indirectly by Master Financial, established pursuant to pooling and servicing agreements and/or trust agreements and sale and servicing agreements.

     Related Series Loans: FHA Loans related to a Related Series which: (i) are sold by Master Financial, directly or indirectly, to a trust and (ii) the Title I insurance coverage attributable to which is made available to cover claims with respect to the FHA Loans and the Related Series Loans in each other Related Series by virtue of terms relating to the administration of the FHA Insurance Coverage Reserve Account substantially similar to the terms hereof.

     Released Mortgaged Property Proceeds: With respect to any secured Home Loan, proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which proceeds in either case are not released to the Obligor in accordance with applicable law, Accepted Servicing Procedures and this Agreement.

     Residual  Interest:  The  meaning  assigned  thereto  in  the  Owner  Trust
Agreement.

     Residual Interest Certificate: The meaning assigned thereto in the Owner Trust Agreement.

     Responsible Officer: When used with respect to the Indenture Trustee or Grantor Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or Grantor Trustee, as the case may be, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee or Grantor Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement. When used with respect to the Issuer, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Owner Trust Agreement and this Agreement on behalf of the Issuer. When used with respect to the Depositor, the Transferor, the Servicer or any Custodian, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

     Securities: The Notes or Residual Interest Certificates.

     Securityholder: Any Noteholder or Certificateholder.

     Senior Noteholders' Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of (A) the Senior Noteholders' Monthly Interest Payment Amount for the preceding Payment Date plus any outstanding Senior Noteholders' Interest Carry-Forward Amount for preceding Payment Dates, over (B) the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Payment Date.

     Senior Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Senior Noteholders' Monthly Interest Payment Amount for such Payment Date and the Senior Noteholders' Interest Carry-Forward Amount for such Payment Date.

     Senior Noteholders' Monthly Interest Payment Amount: With respect to each Payment Date and the Classes of Class A Notes, the interest accrued during the related Accrual Period at the respective Note Interest Rates on the respective Class Principal Balances of such Classes immediately preceding such Payment Date (or, in the case of the first Payment Date, on the Closing Date) after giving effect to all payments of principal to the holders of such Classes of Notes on or prior to such preceding Payment Date and, with respect to each Payment Date and each Class A-4 IO Note, the interest accrued during the related Accrual Period at the respective Note Interest Rate on the applicable Class Notional Balance of such Class immediately preceding such Payment Date (or, in the case of the first Payment Date, on the Closing Date) after giving effect to all payments of principal to the holders of the other Classes of Notes on or prior to such preceding Payment Date.

     Senior Notes: The Class A Notes.

     Senior Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, zero; with respect to any other Payment Date, an amount equal to the Pool Principal Balance as of the related Determination Date minus the greater of (a) the sum of (1) 60.60% of the Pool Principal Balance as of the related Determination Date and (2) the Overcollateralization Target Amount for such Payment Date (without giving effect to the proviso in the definition thereof) and (b) 0.50% of the Maximum Collateral Amount; provided, however, that such amount shall never be less than zero or greater than the sum of the Original Class Principal Balances of the Notes.

     Series or Series 1998-2: Master Financial Home Loan Asset Backed Notes, Series 1998-2.

     Servicer: Master Financial, in its capacity as the servicer hereunder, or any successor appointed as herein provided.

     Servicer  Termination  Event:  The termination of the Servicer  pursuant to
Section 10.01(b) hereof.

     Servicer's Fiscal Year: July 1st of each year through June 30th of the following year.

     Servicer's Home Loan Files: In respect of each Home Loan, all documents customarily included in the Servicer's loan file for the related type of Home Loan as specifically set forth in Section 2.05(b) of the Grantor Trust Agreement.

     Servicer's Monthly Remittance Report: A report prepared and computed by the Servicer in substantially the form of Exhibit B attached hereto.

     Servicing Compensation: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 7.03 hereof.

     Servicing Fee: As to each Home Loan (including any Home Loan that has been foreclosed and has become a Foreclosure Property, but excluding any Liquidated Home Loan), the fee payable monthly to the Servicer on each Payment Date, which shall be the product of 1/12th of the Servicing Fee Rate and the Principal Balance of such Home Loan as of the first day of the immediately preceding Due Period. The Servicing Fee includes any servicing fees owed or payable to any Subservicer, which fees shall be paid from the Servicing Fee.

     Servicing Fee Rate: 1.25% per annum; provided, however, that so long as the Overcollateralization Target Amount equals the Net Delinquency Calculation Amount, the Servicing Fee Rate shall be 0.75% per annum; provided, further, that, (i) at any time on or prior to the Clean-Up Call Date, the Servicing Fee Rate will be reduced to a rate of 0.95% per annum with respect to any Home Loan with a Home Loan Rate below 9.7575% per annum and (ii) at any time after the Clean-Up Call Date, the Servicing Fee Rate will be reduced to a rate of 0.95% per annum with respect to any Home Loan with a Home Loan Rate below 10.2575% per annum.

     Servicing Officer: Any officer of the Servicer or Subservicer involved in, or responsible for, the administration and servicing of the Home Loans whose name and specimen signature appears on a list of servicing officers annexed to an Officer's Certificate furnished by the Servicer or the Subservicer, respectively, to the Grantor Trustee and the Indenture Trustee, on behalf of the Noteholders, as such list may from time to time be amended.

     Six-Month Rolling Delinquency Average: With respect to any Payment Date, the average of the applicable 60-Day Delinquency Amounts for each of the six immediately preceding Due Periods, where the 60-Day Delinquency Amount for any Due Period is the aggregate of the Principal Balances of all Home Loans that are 60 or more days delinquent, in foreclosure or Foreclosure Property as of the end of such Due Period.

     Stepdown Date: The first Payment Date occurring after May 2001 as to which the aggregate of the Class Principal Balances of the Class A Notes (after giving effect to payments of principal as such Payment Date) will be able to be reduced on such Payment Date (such determination to be made by the Indenture Trustee prior to giving effect to payment of principal on such Payment Date) to the excess of:

          (I) the Pool Principal Balance as of the related Determination Date over

          (II) the greater of

               (a) the sum of

                    (1) 60.60% of the Pool Principal Balance as of the related Determination Date and

                    (2) the Overcollateralization Target Amount for such Payment Date (such amount to be calculated (x) without giving effect to the proviso in the definition thereof and (y) pursuant only to clause
                           (II) of the definition thereof); and

               (b) 0.50% of the Maximum Collateral Amount.

     Subordinate Noteholders' Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of (A) the Subordinate Noteholders' Monthly Interest Payment Amount for the preceding Payment Date plus any outstanding Subordinate Noteholders' Interest Carry-Forward Amount for preceding Payment Dates, over (B) the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Payment Date net of the Senior Noteholders' Interest Payment Amount and the Mezzanine Noteholders' Interest Payment Amount for such preceding Payment Date; it being understood that the interest of the Class B-1 Noteholders in the Subordinate Noteholders' Interest Carry-Forward Amount is senior to that of the Class B-2 Noteholders.

     Subordinate Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Subordinate Noteholders' Monthly Interest Payment Amount for such Payment Date and the Subordinate Noteholders' Interest Carry-Forward Amount for such Payment Date.

     Subordinate Noteholders' Monthly Interest Payment Amount: With respect to each Payment Date and the Classes of Subordinate Notes, the interest accrued during the related Accrual Period at the respective Note Interest Rates on the respective Class Principal Balances of such Classes immediately preceding such Payment Date (or, in the case of the first Payment Date, on the Closing Date) after giving effect to all payments of principal to the holders of such Classes of Notes on or prior to such preceding Payment Date.

     Subordinate Notes: The Class B-1 Notes and Class B-2 Notes.

     Subsequent Cut-Off Date Deposit: With respect to any Subsequent Transfer Date and any Subsequent Loan transferred to the Grantor Trustee during any month, which Subsequent Loan does not have a Monthly Payment due until the second Due Period following such month, an amount equal to the product of (a) the Loan Balance of such Subsequent Loan on the related Cut-Off Date and (b) one-twelfth of the Net Loan Rate on such Subsequent Loan.

     Subsequent Loan: Each Home Loan sold to the Grantor Trustee for inclusion pursuant to Section 2.07 of the Grantor Trust Agreement and the related Subsequent Transfer Agreement, which Home Loan shall be listed on the related Subsequent Loan Schedule.

     Subsequent Loan Schedule: The schedule of Subsequent Loans transferred to the Grantor Trustee pursuant to the related Subsequent Transfer Agreement and attached thereto.

     Subsequent Transfer Agreement: Each Subsequent Transfer Agreement executed by the Grantor Trustee, Indenture Trustee and the Transferor substantially in the form of Exhibit C attached to the Grantor Trust Agreement by which Subsequent Loans are sold and assigned to the Grantor Trustee.

     Subsequent Transfer Date: The date specified in each Subsequent Transfer Agreement; provided, however, that in no event shall there be more than three
(3) such Subsequent Transfer Agreements.

     Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which is an Eligible Servicer and satisfies any requirements set forth in Section 4.07(a) hereof in respect of the qualifications of a Subservicer.

     Subservicing Account: An account established by a Subservicer pursuant to a Subservicing Agreement, which account must be an Eligible Account.

     Subservicing Agreement: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of any or all Home Loans as provided in Section 4.07(a) hereof, copies of which shall be made available, along with any modifications thereto, to the Issuer, the Grantor Trustee and the Indenture Trustee.

     Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 2.06 of the Grantor Trust Agreement or Section 3.05 hereof, the amount, if any, by which (a) the sum of the aggregate principal balance (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Home Loans as of the date of substitution, plus any accrued and unpaid interest thereon to the date of substitution, is less than (b) the sum of the aggregate of the Principal Balances, together with accrued and unpaid interest thereon to the date of substitution, of the related Deleted Home Loans.

     Superior Lien: With respect to any Home Loan which is secured by a lien other than a first priority lien, the mortgage loan(s) having a superior priority lien on the related Mortgaged Property.

     Termination Price: As of any date of determination, an amount without duplication equal to the greater of (A) the Note Redemption Amount and (B) the sum of (i) the Principal Balance of each Home Loan included in the Grantor Trust as of the applicable Monthly Cut-Off Date; (ii) all unpaid interest accrued on the Principal Balance of each such Home Loan at the related Home Loan Interest Rate to such Monthly Cut-Off Date; (iii) the aggregate fair market value of each Foreclosure Property included in the Grantor Trust on such Monthly Cut-Off Date, as determined by an Independent appraiser acceptable to the Indenture Trustee as of a date not more than 30 days prior to such Monthly Cut-Off Date; and (iv) FHA Pending Claims for which a claim has been filed with the FHA included in the Grantor Trust on such Monthly Cut-Off Date, as determined by an Independent appraiser acceptable to the Indenture Trustee and Grantor Trustee as of a date not more than thirty days prior to such Monthly Cut-Off Date.

     Title I Document: The evidence of title to or ownership of the Mortgaged Property required by Title I (see C.F.R. 201.26(a) and 201.20).

     Title I: Section 2 of Title I of the National Housing Act of 1934, as amended, and the rules and regulations promulgated thereunder as each may be amended from time to time and any successor statute, rules or regulations thereto.

     Transfer of Note Report: As defined in Section 3.02(k) hereof.

     Transferor: Master Financial, in its capacity as the transferor hereunder.

     Treasury Regulations: Regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous
provisions  of  final   Treasury   Regulations  or  other   successor   Treasury
Regulations.

     Trust: The Issuer.

     Trust Account Property: The Trust Accounts, all amounts and investments held from time to time in the Trust Accounts and all proceeds of the foregoing.

     Trust Accounts: The Note Payment Account, the Certificate Distribution Account, the Collection Account, the Pre-Funding Account, the FHA Premium Account and the Capitalized Interest Account.

     Trust Designated Insurance Amount: $299,590.

     Trust Fees and Expenses: As of each Payment Date, an amount equal to the Servicing Compensation, the Indenture Trustee Fee, the Grantor Trustee Fee, the Owner Trustee Fee and the Custodian Fee, if any.

     UCC: The Uniform Commercial Code as in effect in the State of New York.


     Undercollateralization Amount: With respect to any Payment Date, an amount (not less than zero) equal to the excess, if any, of (a) the aggregate of the Class Principal Balances of all Classes of Notes, after giving effect to payments in respect of the Notes and the Residual Interest Certificates on such Payment Date, over (b) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period. Notwithstanding the foregoing, on any date after the Payment Date on which the Undercollateralization Amount is first reduced to zero, such amount shall be deemed to be zero.

     Section 1.02 Other Definitional Provisions.

          (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture and the Owner Trust Agreement.

          (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

          (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                   ARTICLE II

                   CONVEYANCE OF THE GRANTOR TRUST CERTIFICATE

                     Section 2.01 Conveyance of the Grantor
                               Trust Certificate.

          (a) As of the Closing Date, in consideration of the Issuer's delivery of the Notes and the Residual Interest Certificates to the Depositor or its designee, upon the order of the Depositor, the Depositor, as of the Closing Date and concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Owner Trust Estate. The foregoing sale, transfer, assignment, set over and conveyance does not, and is not intended to, result in a creation or an assumption by the Issuer of any obligation of the Depositor, the Transferor or any other person in connection with the Owner Trust Estate or under any agreement or instrument relating thereto except as specifically set forth herein.

          (b) As of the Closing Date, the Issuer acknowledges the conveyance to it of the Owner Trust Estate, including all right, title and interest of the Depositor in and to the Owner Trust Estate, receipt of which is hereby acknowledged by the Issuer. Concurrently with such delivery and in exchange therefor, the Issuer has pledged the Owner Trust Estate to the Indenture Trustee, and the Indenture Trustee, pursuant to the written instructions of the Issuer, has executed and caused the Notes to be authenticated and delivered to the Depositor or its designee, upon the order of the Issuer. In addition, concurrently with such delivery and in exchange therefor, the Owner Trustee, pursuant to the instructions of the Depositor, has executed (not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer) and caused the Residual Interest Certificates to be authenticated and delivered to the Depositor or its designee, upon the order of the Depositor.

     Section 2.02 Ownership and Possession of Grantor Trust Certificate.

     Upon the issuance of the Notes, the ownership of the Grantor Trust Certificate shall be vested in the Indenture Trustee for the benefit of the Securityholders.

     Section 2.03 Books and Records; Principal Place of Business.

     The sale of the Grantor Trust Certificate shall be reflected on the balance sheets and other financial statements of the Depositor, as a sale of assets by the Depositor under GAAP.

     It is the intention of the parties hereto that the transfers and assignments contemplated by this Agreement shall constitute a sale of the Grantor Trust Certificate and the other property specified in Section 2.01(a) hereof from the Depositor to the Issuer and such property shall not be property of the Depositor. If the assignment and transfer of the Grantor Trust Certificate and the other property specified in Section 2.01(a) hereof to the Owner Trustee pursuant to this Agreement or the conveyance of the Grantor Trust Certificate or any of such other property to the Owner Trustee is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Owner Trustee a first priority security interest in the entire right, title and interest of the Depositor in and to the Grantor Trust Certificate and all other property conveyed to the Owner Trustee pursuant to Section 2.01 hereof and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law. Within ten (10) days of the Closing

Date, the Depositor shall cause to be filed UCC-1 financing statements naming the Owner Trustee as "secured parties" and describing the Grantor Trust Certificate being sold by the Depositor to the Issuer with the office of the Secretary of State of the state in which the Depositor is located.

     Section 2.04 Delivery of Grantor Trust Certificate; Further Assurances.

          (a) The Depositor shall, on the Closing Date, upon the order of the Issuer, deliver or cause to be delivered, the Grantor Trust Certificate registered in the name of The Bank of New York, as Indenture Trustee, to the Indenture Trustee for the benefit of the Noteholders.

          (b) The Depositor shall execute and deliver all such other instruments, documents and certificates and take all such other actions deemed necessary by the Owner Trustee in connection with, or in furtherance of, the transactions contemplated hereby.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01 Representations and Warranties of the Depositor.

     The Depositor hereby represents and warrants to the Transferor, the Servicer, the Grantor Trustee, the Indenture Trustee, the Owner Trustee and the Noteholders that as of the Closing Date:


          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has, and had at all relevant times, full power to own its property, to carry on its business as currently conducted, to enter into and perform its obligations under this Agreement and to create the Owner Trust pursuant to the Owner Trust Agreement;


          (b) The execution and delivery of this Agreement by the Depositor and its performance of and compliance with the terms of this Agreement will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;


          (c) The Depositor has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Owner Trustee, the Indenture Trustee, the Grantor Trustee, the Transferor and the Servicer, constitutes a valid, legal and binding obligation of the

     Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);


          (d) The Depositor is not in violation of, and the execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or materially and adversely affect the performance of its duties hereunder;


          (e) There are no actions or proceedings against, or investigations of, the Depositor currently pending with regard to which the Depositor has received service of process and no action or proceeding against, or investigation of, the Depositor is, to the knowledge of the Depositor, threatened or otherwise pending before any court, administrative agency or other tribunal that (A) if determined adversely, would prohibit its entering into this Agreement or render the Notes invalid, (B) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or (C) if determined adversely, would prohibit or materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Notes;


          (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the Notes, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;


          (g) The Depositor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this Agreement or its obligations hereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Depositor prior to the date hereof;


          (h) The Depositor did not sell (i) the Home Loans to the Grantor Trustee or (ii) the Grantor Trust Certificate to the Issuer, with any intent to hinder, delay or defraud any of its creditors; the Depositor will not be rendered insolvent as a result of the sale of the Home Loans to the Grantor Trustee and the sale of the Grantor Trust Certificate to the Issuer;


          (i) As of the Closing Date, the Depositor had good title to, and was the sole beneficial owner of, the Grantor Trust Certificate and had good and marketable title thereto, free and clear of any lien or options in favor of, or claims of, any other Person, other than any such lien released simultaneously with the sale contemplated herein, and, immediately upon each transfer and assignment herein contemplated, the Depositor will have delivered to the Issuer good title to, and the Issuer will be the sole beneficial owner of, the Grantor Trust Certificate free and clear of any lien or options in favor of, or claims of, any other Person;


          (j) The Grantor Trust Certificate has been validly issued, and is fully paid and non-assessable and not subject to preemptive rights, and the Grantor Trust Certificate has been offered, issued and sold in compliance with all applicable laws and (A) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance, in connection with the Grantor Trust Certificate; (B) there are no agreements on the part of the Depositor to issue, sell or distribute the Grantor Trust Certificate; and (C) the Depositor has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Grantor Trust Certificate.


          (k) The Depositor acquired title to each of the Grantor Trust Certificate in good faith, without notice of any adverse claim;


          (l) No Officers' Certificate, statement, report or other document prepared by the Depositor and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading; and


          (m) The Depositor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

     Section 3.02 Representations and Warranties of the Transferor and Servicer.

     The Servicer as such and in its capacity as the Transferor hereby represents and warrants to the Indenture Trustee, the Owner Trustee, the Grantor Trustee, the Noteholders and the Depositor that as of the Closing Date or the Subsequent Transfer Date, as the case may be (except as otherwise specifically provided herein):

          (a) The Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer and perform its obligations as Servicer hereunder except where the failure to be so licensed, qualified or in good standing, either singularly or in the aggregate, would not have a material adverse effect on its business or its ability to perform its obligations hereunder; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Servicer; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid, binding and enforceable upon the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

          (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty) that are necessary in connection with the execution and delivery by the Servicer of this Agreement and the other related documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and such other documents on the part of the Servicer and the performance by the Servicer of its obligations as Servicer under this Agreement and such other documents to which it is a party;

          (c) The consummation of the transactions contemplated by this Agreement will not result in (i) the breach of any terms or provisions of the charter or by-laws of the Servicer, (ii) the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Servicer or its property is subject, or (iii) the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

          (d) Neither this Agreement nor the Prospectus nor any statement, report or other document prepared by the Servicer and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

          (e) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer or which would draw into question the validity of this Agreement or the Home Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

          (f) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder;

          (g) So long as Master Financial, Inc. is the Servicer of the Home Loans hereunder, the Servicer's Home Loan Files will be maintained at 333
     S. Anita Drive, Orange, California 92868, or, if Master Financial, Inc. is no longer the Servicer hereunder or if Master Financial, Inc. changes the location of the Servicer's Home Loan Files, the Servicer's Home Loan Files shall be maintained at such address as may be indicated on an Officer's Certificate executed by a Servicing Officer and delivered to the Issuer, the Indenture Trustee, the Grantor Trustee and the Depositor;

          (h) The Servicer shall not solicit any refinancing of any of the Home Loans; provided, that this covenant shall not prevent or restrict either
     (1) the Servicer from making general solicitations, by mail, advertisement or otherwise of the general public or persons on a targeted list, so long as the list was not generated from the Home Loan Schedule or (2) any refinancing in connection with an Obligor's unsolicited request for refinancing;

          (i) The Servicer shall not sell, transfer, assign or otherwise dispose of a customer or similar list comprised of the names of the Obligors under the Home Loans to any third party;

          (j) No consent, approval, authorization or order of any court or governmental agency or body is required for: (1) the execution, delivery and performance by the Transferor of, or compliance by the Transferor with, this Agreement, (2) the transfer of the FHA Loans to the Grantor Trustee and of all FHA Insurance reserves relating to the FHA Loans to the Contract of Insurance Holder in the manner contemplated by the Home Loan Purchase Agreement, the Grantor Trust Agreement and this Agreement, (3) the issuance of the Notes, (4) the sale of the Home Loans under the Home Loan Purchase Agreement or (5) the consummation of the transactions required of it by this Agreement, except: (A) such as shall have been obtained before the Closing Date and (B) the transfer of the FHA Insurance reserves by the FHA to the Contract of Insurance Holder with respect to the FHA Loans as to which an FHA case number has not been assigned as of the Closing Date;

          (k) HUD has approved in writing the transfer to the Grantor Trustee of the FHA Loans and to the Contract of Insurance Holder of the FHA Reserve Amount relating to each FHA Loan and all actions have been taken by the Transferor (other than the filing of the Transfer of Note Report Form 27030 ("Transfer of Note Report") with HUD) and all required consents have been obtained (other than approval upon HUD's receipt of such Transfer of Note

     Report), in either case, necessary to effect such transfers, in each case in the manner contemplated by the Home Loan Purchase Agreement, the Grantor Trust Agreement and this Agreement. The FHA Reserve Amounts with respect to the FHA Loans transferred to the Contract of Insurance Holder both prior to and following the transfer of the FHA Loans to the Grantor Trustee will be available to satisfy claims with respect to such FHA Loans. The amount in the FHA Insurance Coverage Reserve Account, together with all amounts to be requested for transfer with respect to the FHA Loans, will equal $299,590. The amount to be requested for transfer with respect to the FHA Loans is $299,590, which is the sum of approximately 10% of the aggregate of the Principal Balances of the FHA Loans as of the Cut Off Date; and

          (l) The Transferor is a supervised lender in good standing with HUD under 24 CFR ss.202.5 and is authorized to originate, purchase, hold, service and/or sell loans insured under 24 CFR Part 201 pursuant to a valid contract of insurance, Number 504000000-1.

     Section 3.03 [RESERVED].

     Section 3.04  Representations  and  Warranties  Regarding  Individual  Home
Loans.

     The Transferor hereby represents and warrants to the Depositor, the Issuer, the Indenture Trustee, the Grantor Trustee, the Owner Trustee and the Noteholders, with respect to each Home Loan as of the Closing Date, and with respect to each Subsequent Loan, as of the related Subsequent Transfer Date, except as otherwise expressly stated:

          (a) Home Loan Information. The information with respect to each Home Loan set forth in the Home Loan Schedule is true and correct in all material respects as of the applicable Cut-Off Date.

          (b) Delivery of Home Loan Documents. All of the original or certified documentation relating to the Home Loans required to be delivered to the Grantor Trustee on or prior to the Closing Date or as otherwise provided in this Agreement has or will be so delivered within the time periods permitted under the Grantor Trust Agreement.

          (c) Payments Current. As of the Initial Cut-Off Date, except for 9 Home Loans, representing approximately 0.16% of the Cut-Off Date Pool Principal Balance, none of the Home Loans were more than 30 days contractually delinquent, based on the terms under which the related
     Mortgages and Debt Instruments have been made. The Transferor has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the related Obligor, directly or indirectly, for the payment of any amount required by any Home Loan.

          (d) No Waiver or Modification. The terms of each Debt Instrument and Mortgage, have not been impaired, waived, altered or modified in any respect, except by written instruments reflected in the Grantor Trustee's Home Loan File and no provision of any Mortgage or Debt Instrument has been "whited out" or erased unless such modification has been initialed by each of the parties to the related Home Loan; if such Home Loan is an FHA Loan the substance of each such waiver, alteration and modification has been approved by the FHA to the extent required under Title I. No instrument of waiver, alteration, modification or assumption has been executed except for the instruments that are part of the Grantor Trustee's Home Loan File and the terms of which are reflected in the Grantor Trustee's Home Loan File; and if such Home Loan is an FHA Loan, it has been approved by the FHA to the extent required under Title I.

          (e) No Defenses. No Debt Instrument or Mortgage is subject to any claim, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Debt Instrument or Mortgage or the exercise of any right thereunder, render such Debt Instrument or Mortgage unenforceable, in whole or in part, or subject to any claim, right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such claim, right of rescission, set-off, counterclaim or defense has been asserted in any proceeding or was asserted in any state or federal bankruptcy or insolvency proceeding at the time the related Home Loan was originated.

          (f) Compliance with Laws; Relief Act Matters. Any and all requirements of any federal, state or local law applicable to each Home Loan have been complied with including, without limitation, all licensing, real estate settlement procedures act, consumer, usury, truth-in-lending, consumer credit protection, equal credit opportunity or disclosure laws applicable to each Home Loan. Each Home Loan was originated in compliance with all applicable laws and no fraud or misrepresentation was committed by any Person in connection therewith. No relief has been requested by or allowed to an Obligor under the Soldiers' and Sailors' Civil Relief Act of 1940.

          (g) No Satisfaction or Release of Lien. No Mortgage has been satisfied, canceled, subordinated or rescinded, in whole or in part. No Mortgaged Property has been released from the lien of the related Mortgage in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission, other than the subordination of the lien of such Mortgage securing a Home Loan with respect to a Superior Lien on such Mortgaged Property in connection with the refinancing of the mortgage loan relating to such Superior Lien.

          (h) Valid  Lien.  With  respect to each Debt  Instrument,  the related
     Mortgage is or creates a valid, subsisting and enforceable lien on the related Mortgaged Property.

          (i) Validity of Home Loan Documents; Entire Agreement. Each Debt Instrument and each Mortgage is genuine and each is the legal, valid and binding obligation of the Obligor thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights in general and by general principles of equity. All parties to each Debt Instrument and each Mortgage had legal capacity at the time to enter into the related Home Loan and to execute and deliver such Debt Instrument and Mortgage, and such Debt Instrument and Mortgage have been duly and properly executed by such parties. The Debt

     Instrument and the Mortgage contain the entire agreement between the related Obligor and the lender and all obligations of the lender under the related Home Loan, and no other agreement defines, modifies, or expands the obligations of the lender under the Home Loan, except for any assumptions or modifications included in the Grantor Trustee's Home Loan File or referred to in Section 3.04(m).

          (j) Full Disbursement of Proceeds. The proceeds of each Home Loan have been fully disbursed and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing each Home Loan and the recording of the Mortgage have been disbursed. The Obligor is not entitled to any refund of any amounts paid or due under the Debt Instrument or any related Mortgage and any and all requirements set forth in the related Home Loan documents have been complied with.

          (k) Ownership. Immediately prior to the conveyance thereof to the Depositor, the Transferor had good and marketable title to each Home Loan, Debt Instrument and Mortgage, the Transferor was the sole owner thereof and had full right to sell each Home Loan, Debt Instrument and Mortgage to the Depositor; and upon the conveyance thereof by the Transferor to the Depositor, the Depositor became the sole owner of each Home Loan, Debt Instrument and Mortgage free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

          (l) Ownership of Mortgaged Property. With respect to each Home Loan, the related Servicer's Home Loan File contains a title document reflecting that title to the related Mortgaged Property is held at least 50% by the Obligor under such Home Loan.

          (m) No Defaults. Except for 9 Home Loans, representing approximately 0.16% of the Cut-Off Date Pool Principal Balance, there is no default, breach, violation or event of acceleration existing under any Mortgage or any Debt Instrument and, to the best of the Transferor's knowledge, there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration and neither the Transferor nor its predecessors have waived any such default, breach, violation or event of acceleration, except as set forth in an instrument of waiver, alteration, modification or assumption that is included in the Grantor Trustee's Home Loan File.

          (n) Consent and Delinquency of Superior Lien. No obligation secured by a Superior Lien was more than 30 days past due at the time of origination of the related Home Loan. With respect to each Home Loan that is not a first mortgage loan, either (i) no consent for the Home Loan is required by the holder of the related prior lien or (ii) such consent has been obtained and has been delivered to the Grantor Trustee.

          (o) No Condemnation or Damage; Good Repair. To the best of the Transferor's knowledge, the physical condition of each Mortgaged Property has not deteriorated since the date of origination of the related Home Loan (normal wear and tear excepted) and there is no proceeding pending for the total or partial condemnation of any Mortgaged Property. To the best of the Transferor's knowledge, the related Mortgaged

     Property described in each Mortgage is free of damage and in good repair or will be free of damage and in good repair following the completion of any improvements or repairs to be financed by the related Home Loan and, if the related Home Loan is an FHA Loan, impairs the ability to insure the related Home Loan under the Title I program.

          (p) Environmental Compliance. To the best of the Transferor's knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

          (q) Mortgage Remedies Adequate. Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise, by judicial foreclosure.

          (r) Remedies Against Originators. In the event that any Home Loan was originated by an entity (such entity, the "Originator") other than the Transferor and to the extent that the Transferor has failed to fulfill or is not capable of fulfilling its obligations to cure, substitute or repurchase such Home Loan as required hereunder, then the Grantor Trustee may enforce any remedies for breach of representations and warranties made by the Originator with respect to such Home Loan.

          (s) Security. No Debt Instrument is, or has been, secured by any collateral except the lien of the related Mortgage.

          (t) Deed of Trust. If a Mortgage for a Home Loan constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves as such and is named in such Mortgage, or a valid substitution of trustee has been recorded or may be recorded and no extraordinary fees or expenses are, or will become, payable by the Transferor to the trustee under the deed of trust, except in connection with default proceedings and a trustee's sale after default by the related Obligor.

          (u) Use of Proceeds of Combination Loan. With respect to each Combination Loan the related Obligor has represented to Transferor that a portion of the proceeds of such Combination Loan will be used to finance property improvements.

          (v) Inspections of Improvements; and No Encroachment. To the best of the Transferor's knowledge, all inspections, licenses and certificates required to be made, obtained and issued as of the Closing Date with respect to the improvements and the use and occupancy of all occupied portions of all Mortgaged Property have been made, obtained or issued as applicable. To the best of the Transferor's knowledge, all improvements which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restrictions lines of the related property and no improvements on adjoining properties encroach upon such property and no improvement located on or being a part of such property is in violation of any applicable zoning laws or regulation.

          (w) Insurance. Any Property securing an FHA Loan is covered by any insurance required by Title I. If required by federal or state law, each Mortgaged Property is covered by flood insurance with a standard mortgagee clause and extended coverage in an amount which is not less than the value of such Mortgaged Property. All such insurance policies meet the requirements of the current guidelines of the Federal Insurance Administration, conform to the requirements of the FNMA Sellers' Guide and the FNMA Servicers' Guide, and are of standard type and quality for the locale where the related Mortgaged Property is located. All acts required to be performed with respect to each Home Loan or, if such Home Loan is an FHA Loan, only if required by Title I, to preserve the rights and remedies of the Grantor Trustee in any such insurance policies have been performed including, without limitation, any necessary notifications of insurers and assignments of policies or interests therein.

          (x) Underwriting Origination and Servicing Practices. Each Non-FHA Loan has been underwritten or re-underwritten in accordance with the Transferor's then-current underwriting guidelines. Each FHA Loan was underwritten by the Transferor in accordance with the applicable underwriting criteria established by the FHA and HUD. The origination practices used by each originator of the Home Loans and the servicing and collection practices used by the Transferor with respect to each Home Loan have been in all material respects legal, proper, prudent and customary with respect to the loan origination and servicing business as applicable to the respective loan type. To the best of the Transferor's knowledge, no fraud or misrepresentation was committed by any Person in connection with the origination or servicing of each Home Loan or, if the related loan is an FHA Loan, in the application for any insurance required by Title I in relation to such FHA Loan.

          (y) Selection Criteria; No Bulk Transfer. The Home Loans were not selected by the Transferor for sale to the Depositor or the Issuer on any basis intended to adversely affect the Depositor or the Issuer. The sale, transfer, assignment, conveyance and grant of the Debt Instruments and the Mortgages by the Transferor to the Depositor were not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

          (z) Treasury Regulation 301.7701(i)-1. On the Closing Date, and each Subsequent Transfer Date and date of substitution of a Qualified Substitute Home Loan, 55% or more (by aggregate principal balance) of the Home Loans do not constitute "real estate mortgagees" for the purpose of Treasury Regulation 301.7701(i)-1 under the Code. For this purpose a Home Loan does not constitute a "real estate mortgage" if:

               (i) The Home Loan is not secured by an interest in real property, or

               (ii)The Home Loan is not an "obligation principally secured by an interest in real property." For this purpose an obligation is "principally secured by an interest in real property" if it satisfies either the test set out in paragraph (1) or the test set out in paragraph (2) below.

          (1) The 80-percent test. An obligation is principally secured by an interest in real property if the fair market value of the interest in real property securing the obligation:

          (A) was at least equal to 80 percent of the adjusted issue price of the obligation at the time the obligation was originated (or, if later, the time the obligation was significantly modified); or

          (B) is at least equal to 80 percent of the adjusted issue price of the obligation on the Closing Date or Subsequent Transfer Date, as applicable.

     For purposes of this paragraph (1), the fair market value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the obligation being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested, in each case before the percentages set forth in (1)(A) and (1)(B) are determined. The adjusted issue price of an obligation is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination.

          (2) Alternative test. An obligation is principally secured by an interest in real property if substantially all of the proceeds of the obligation were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the obligation. For purposes of this test, loan guarantees made by the United States or any state (or any political subdivision, agency, or instrumentality of the United States or of any state), or other third party credit enhancement are not viewed as additional security for a loan. An obligation is not considered to be secured by property other than real property solely because the obligor is personally liable on the obligation. For this purpose only substantially all of the proceeds of the obligation means more than 66-2/3% of the gross proceeds.

          (aa)No Fraudulent Conveyance. The Home Loans are not being transferred with any intent to hinder, delay or defraud any creditors.

          (ab)Value and Marketability. To the best of the Transferor's knowledge, there do not exist any circumstances, conditions or information with respect to the Home Loan, the related Mortgaged Property, the Obligor or the Obligor's credit standing that reasonably can be expected to cause private institutional investors investing in same type of home loan to regard such Home Loan as an unacceptable investment, to increase the likelihood that such Home Loan will become delinquent, or adversely affect the value or marketability of such Home Loan.

          (ac)Terms of Home Loans and Interest Method. Each Home Loan is a fixed rate loan. Each Debt Instrument has an original term to maturity of not less than 24 months nor more than 25 years and three months from the date of origination. Each Debt Instrument is payable in monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment which is sufficient to amortize the original principal balance over the original term and to pay interest at the related Home Loan Interest Rate. No Debt

     Instrument provides for any extension of the original term. Interest for each Home Loan is calculated at a rate of interest computed by the simple interest method or the actuarial method.

          (ad)Types of Home Loans; Retail Installment.  Each Home Loan is either
     (i) a Home Improvement Loan, (ii) a Debt Consolidation Loan, or (iii) a Combination Loan. No Home Loan was originated for the express purpose of purchasing a manufactured home. Some of the Home Loans are home improvement loans for goods or services, which are either "consumer credit contracts" or "purchase money loans" as such terms are defined in 16 C.F.R. Part 433.1.

          (ae)No Buydown, GPM or Shared Appreciation Loans. Except for the related Premium Amount, no Home Loan contains any provisions pursuant to which principal and interest payments are paid or partially paid with funds deposited in any separate account established by the Transferor, the Obligor or anyone else on behalf of the Obligor, or paid by any source other than the Obligor. No Home Loan contains any other similar provision which may constitute a "buydown" provision. No Home Loan is a graduated payment mortgage loan. No Home Loan has a shared appreciation or other contingent interest feature.

          (af)No Chattel Paper. Each Debt Instrument is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of Section 9-105(1)(i) of the UCC. No Debt Instrument constitutes or is comprised of "chattel paper" as such term is defined in Section 9-105(1)(b) of the UCC. Each Debt Instrument has been delivered to the Grantor Trustee.

          (ag)Description Conforms to Prospectus Supplement. Each Home Loan conforms, and all Home Loans in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement.

          (ah)Review by Transferor. In light of the Transferor's underwriting guidelines, the Transferor has reviewed all of the documents constituting each Servicer's Home Loan File and each Grantor Trustee's Home Loan File and has made such inquiries as it deems reasonable under the circumstances to make and confirm the accuracy of the representations set forth herein.

          (ai)FHA Loans.

               (i) Each FHA Loan is an FHA Title I property improvement loan (as defined in 24 C.F.R. Section 201.2) underwritten by the Transferor in accordance with FHA requirements for the Title I Loan program as set forth in 24 C.F.R. Parts 201 and 202, and the Transferor has transmitted a loan report with respect to such FHA Loan to FHA so that such FHA Loan will be included in the Title I program.


               (ii)With respect to any FHA Loan that is a Mortgage Loan, the improvements to the Property relating to such FHA Loan, have been or shall be completed and inspected by the Servicer within the time period and to the extent required under the applicable Title I regulations, and evidence of such inspection shall be placed in the Servicer's Home Loan File or, if not, a letter of noncompliance shall be delivered to HUD (with a copy placed in the Servicer's Home Loan File) promptly upon the completion of such inspection.


               (iii) Each FHA Loan has been originated in compliance with the provisions of 24 C.F.R. Section 201.20, and, if required by Title I, the market value of any related Property has been ascertained in accordance with the procedures established by HUD.


               (iv)Each FHA Loan is in respect of a home improvement loan or a retail installment sale contract, and each Property is improved by a residential dwelling and is not a Home Loan in respect of a manufactured home or mobile home or the land on which a manufactured home or mobile home has been placed.

               (v) Subject to Section 3.05, each FHA Loan has been submitted to the FHA for insurance pursuant to the FHA Title I loan program and each FHA Loan has been or will be assigned a case number by the FHA for the FHA Title I loan program.


               (vi)Subject to Section 3.05, the FHA Reserve Amount with respect to each FHA Loan, has been or will be transferred to the FHA Insurance Coverage Reserve Account.


               (vii) With respect to FHA Loans secured by a Mortgage, the representations and warranties of the Mortgagor in each mortgage loan application and in connection with the related FHA Loan are true and correct in all material respects (and it shall be deemed that a breach is material only if a claim for payment made to the FHA under the Contract of Insurance in respect of such FHA Loan is a Rejected Claim as a result of such breach).


          (aj) Bankruptcy of Obligor. As of the applicable Cut-Off Date, no Obligor is a debtor under proceedings under the United States Bankruptcy Code, and no Obligor has defaulted in payments on a Home Loan after the filing of such bankruptcy case, whether under a plan or reorganization or otherwise.

     Section 3.05 Purchase and Substitution.

          (a) It is understood and agreed that the representations and warranties set forth in Section 3.02 and Section 3.04 hereof shall survive the conveyance of the Home Loans from the Transferor to the Depositor and from the Depositor to the Grantor Trustee, the conveyance of the Grantor Trust Certificate to the Issuer, the pledge of the Grantor Trust Certificate to the Indenture Trustee and the delivery of the Notes to the Noteholders. Upon discovery by the Depositor, the Servicer, the Transferor, any Custodian, the Issuer, the Indenture Trustee, the Grantor Trustee, the Owner Trustee or any Securityholder of a breach of any of the representations and warranties set forth in Section 3.02 or Section 3.04 which materially and adversely affects the value of the Home Loans or the interests of the Grantor

     Trustee, the Owner Trustee or the Indenture Trustee in the related Home Loan (notwithstanding that such representation and warranty was made to the Transferor's best knowledge), the party discovering such breach shall give prompt written notice to the others. The Transferor shall within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, including any breach of the representation set forth in Section 3.04(z) hereof as a result of an aggregate of Home Loans which would not otherwise cause a breach of any other representation or warranty, promptly cure such breach in all material respects. If within 60 days after the earlier of the Transferor's discovery of such breach or the Transferor's receiving notice thereof such breach has not been remedied by the Transferor and such breach materially and adversely affects the interests of the Grantor Trustee, the Owner Trustee or the Indenture Trustee in, or the value of, the related Home Loan (the "Defective Home Loan"), the Transferor shall on or before the Determination Date next succeeding the end of such 60-day period either (i) remove such Defective Home Loan from the Grantor Trust (in which case it shall become a Deleted Home Loan) and substitute one or more Qualified Substitute Home Loans in the manner and subject to the conditions set forth in this Section 3.05 or
     (ii) purchase such Defective Home Loan at a purchase price equal to the Purchase Price by depositing such Purchase Price in the Collection Account. The Transferor shall provide the Servicer, the Indenture Trustee, the Grantor Trustee and the Owner Trustee with a certification of a Responsible Officer on the Determination Date next succeeding the end of such 60-day period indicating whether the Transferor is purchasing the Defective Home Loan or substituting in lieu of such Defective Home Loan a Qualified Substitute Home Loan.

          Any substitution of Home Loans pursuant to this Section 3.05(a) shall be accompanied by payment by the Transferor of the Substitution Adjustment, if any, to be deposited in the Collection Account. For purposes of calculating the Available Collection Amount for any Payment Date, amounts paid by the Transferor pursuant to this Section 3.05 in connection with the repurchase or substitution of any Defective Home Loan that are on deposit in the Collection Account as of the Determination Date for such Payment Date shall be deemed to have been paid during the related Due Period and shall be transferred to the Note Payment Account as part of the Available Collection Amount to be retained therein or transferred to the Certificate Distribution Account, if applicable, pursuant to Section 5.01(c) hereof.

          The Grantor Trustee agrees that if an FHA Loan is a Defective Home Loan because a document is not included in the Servicer's Home Loan File as of the 60th day after the discovery or receipt of notice thereof, such defect shall be deemed to be cured if the Grantor Trustee shall have received during the sixty-day period after such date a written statement addressed to it from the Director of HUD Title I Insurance Division that such document would not be required in connection with a claim for FHA Insurance with respect to such FHA Loan. It is understood and agreed that the obligation of the Transferor to repurchase or substitute any such Home Loan pursuant to this Section 3.05 shall constitute the sole remedy against it with respect to such breach of the foregoing representations or warranties or the existence of the foregoing conditions. For purposes of calculating 60 days with respect to a Defective Loan that is an FHA Loan because a document is not included in the Servicer's Home Loan File, any day on which the FHA is officially closed for reasons other than as specified in the definition of Business Day shall not be counted in making such calculation. With respect to representations and warranties made by the Transferor pursuant to Section
     3.04 that are made to the Transferor's best knowledge, if it is discovered by any of the Depositor, the Transferor, the Grantor Trustee, the Indenture Trustee or the Owner Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Loan, notwithstanding the Transferor's lack of knowledge, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

          With respect to a breach of the representations made by the Transferor pursuant to Section 3.04(ai)(v) and (vi), if FHA has not assigned a case number under the Contract of Insurance to an FHA Loan to indicate that such FHA Loan is eligible for Title I Insurance coverage under the Contract of Insurance on or before the 120th day after the Closing Date, the Transferor shall be obligated, on the last day of the Due Period next succeeding such 120th day, to repurchase such FHA Loan. If the FHA Reserve Amount with respect to an FHA Loan has not been transferred to the FHA Insurance Coverage Reserve Account on or before the 150th day after the Closing Date, the Transferor shall be obligated, on the last day of the Due Period next succeeding such 150th day, to repurchase such FHA Loan. The Claims Administrator shall give notice in writing to each of the Depositor, the Indenture Trustee, the Grantor Trustee and the Owner Trustee of (i) any FHA Loan with respect to which there has not been assigned a case number under the Contract of Insurance on or before the 120th day after the Closing Date and (ii) any FHA Loan that has not been transferred to the FHA Insurance Coverage Reserve Account on or before the 150th day after the Closing Date. For purposes of calculating either 120 or 150 days from the Closing Date in this Section 3.05(a), any day on which the FHA is officially closed for reasons other than such day being a Saturday, Sunday or a day on which banking institutions in Washington, D.C. are authorized or obligated by law, executive order or governmental decree to be closed, shall not be counted in making such calculation.

          In addition to such cure, repurchase or substitution obligation, the Transferor shall indemnify the Issuer, the Depositor, the Indenture Trustee, the Grantor Trustee and the Securityholders against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by the Transferor of any of it representations and warranties contained in Section 3.02 and Section 3.04.

          (b) As to any Deleted Home Loan for which the Transferor substitutes a Qualified Substitute Home Loan or Loans, the Transferor shall effect such substitution by delivering to the Indenture Trustee and Grantor Trustee (i) a certification executed by a Responsible Officer of the Transferor to the effect that the Substitution Adjustment has been credited to the Collection Account and (ii) the documents constituting the Grantor Trustee's Home Loan File for such Qualified Substitute Home Loan or Loans.

          The Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Home Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Home Loans on or before the date of substitution will be retained by the Transferor. The Grantor Trustee will be entitled to all payments received on the Deleted Home Loan on or before the date of substitution and the Transferor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Home Loan. The Transferor shall give written notice to the Grantor Trustee, the Servicer (if the Transferor is not then acting as such), the Indenture Trustee and Owner Trustee that such substitution has taken place and the Servicer shall amend the Home Loan Schedule to reflect (i) the removal of such Deleted Home Loan from the terms of this Agreement and (ii) the substitution of the Qualified Substitute Home Loan. The Transferor shall promptly deliver to the Grantor Trustee, the Servicer (if the Transferor is not then acting as such), the Indenture Trustee and Owner Trustee, a copy of the amended Home Loan Schedule. Upon such substitution, such Qualified Substitute Home Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Qualified Substitute Home Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 3.02 and
     Section 3.04 hereof. On the date of such substitution, the Transferor will deposit into the Collection Account an amount equal to the related Substitution Adjustment, if any.

          (c) With respect to all Defective Home Loans or other Home Loans repurchased by the Transferor pursuant to this Agreement, upon the deposit of the Purchase Price therefor into the Collection Account, the Grantor Trustee shall assign to the Transferor, without recourse, representation or warranty, all the Grantor Trustee's right, title and interest in and to such Defective Home Loans or other Home Loans, which right, title and interest were conveyed to the Grantor Trustee pursuant to the Grantor Trust Agreement, including without limitation, the rights to any FHA Insurance reserves attributable to such Home Loans. The Grantor Trustee shall take any actions as shall be reasonably requested by the Transferor to effect the repurchase of any such Home Loans.

          (d) It is understood and agreed that the obligations of the Transferor to cure or to repurchase or substitute any such Home Loan, and to indemnify for any breach of any representation or warranty with respect thereto, pursuant to this Section 3.05 shall constitute the sole remedies against it with respect to such breach of the foregoing representations or warranties or the existence of the foregoing conditions. With respect to representations and warranties made by the Transferor pursuant to Section
     3.02 or Section 3.04 hereof that are made to the Transferor's best knowledge, if it is discovered by any of the Depositor, the Transferor, the Indenture Trustee, the Grantor Trustee or the Owner Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Home Loan, notwithstanding the Transferor's lack of knowledge, such inaccuracy shall be deemed a breach of the applicable representation and warranty. Any cause of action against the Transferor relating to or arising out of a defect in a Grantor Trustee's Home Loan File as contemplated by Section
     2.06 of the Grantor Trust Agreement or against the Transferor relating to or arising out of a breach of any representations and warranties made in
     Section 3.02 or Section 3.04 hereof shall accrue as to any Home Loan upon (i) discovery of such defect or breach by any party and notice thereof to the Transferor or notice thereof by the Transferor to the Indenture Trustee, (ii) failure by the Transferor to cure such defect or breach or purchase or substitute such Home Loan as specified above, and
     (iii) demand upon the Transferor, as applicable, by the Grantor Trustee or the Grantor Trust Holder for all amounts payable in respect of such Home Loan.

          (e) Neither the Grantor Trustee, the Owner Trustee nor the Indenture Trustee shall have any duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Home Loan pursuant to this Section or the eligibility of any Home Loan for purposes of this Agreement.


                                   ARTICLE IV

                    ADMINISTRATION AND SERVICING OF THE HOME
                                      LOANS

     Section 4.01 Duties of the Servicer.

          (a) Servicing Standard. The Servicer, as an independent contractor, shall service and administer the Home Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Home Loans, shall employ or cause to be employed procedures (including collection, foreclosure, liquidation and Foreclosure Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Home Loans for its own account, all in accordance with accepted servicing practices of prudent lending institutions and servicers of loans of the same type as the Home Loans and giving due consideration to the Securityholders' reliance on the Servicer. The Servicer has and shall maintain the facilities, procedures and experienced personnel necessary to comply with the servicing standard set forth in this subsection (a) and the duties of the Servicer set forth in this Agreement relating to the servicing and administration of the Home Loans.

          (b) The Servicer shall comply with, and shall service, or cause to be serviced, each Home Loan, in accordance with all applicable laws, and, in particular, in accordance with any applicable provisions of the National Housing Act, as amended and supplemented, all rules and regulations issued thereunder, and all administrative publications published pursuant thereto including, in the case of the FHA Loans, all FHA requirements of FHA Title I loans. The Servicer shall promptly pay or cause to be paid all premiums for FHA Insurance required to be paid to the FHA in connection with any FHA Loans. To the extent available, the Servicer may, pursuant to Section 5.01(a)(3) withdraw funds in the FHA Premium Account to pay for such FHA Insurance Premiums.

          (c) Waivers, Modifications and Extensions; Subordination. Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any provision of any Home Loan or consent to the postponement of strict compliance with any such provision or in any manner grant indulgence to any Obligor if in the Servicer's reasonable determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Securityholders; provided, however, unless the Obligor is in default with respect to the Home Loan, or such default is, in the judgment of the Servicer, reasonably foreseeable, the Servicer may not permit any modification with respect to any Home Loan that would change the Home Loan Interest Rate, defer (subject to the following paragraph) or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Home Loan) or extend the final maturity date on the Home Loan. The Servicer may grant a waiver or enter into a subordination agreement with respect to the refinancing of the indebtedness secured by a Superior Lien on the related Mortgaged Property, provided that the Obligor is in a better financial or cash flow position as a result of such refinancing, which may include a reduction in the Obligor's scheduled monthly payment on the indebtedness secured by such Superior Lien. The
     Servicer shall notify the Issuer and the Grantor Trustee of any modification, waiver or amendment of any provision of any Home Loan and the date thereof, and shall deliver to the Grantor Trustee for deposit in the related Grantor Trustee's Home Loan File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof. Notwithstanding the preceding provisions of this subsection (c), the Servicer may modify, vary or waive any defaulted Home Loan in a manner that in the reasonable judgment of the Servicer will be likely to maximize the net proceeds realizable from such defaulted Home Loan under the circumstances, including, without limitation, the deferment or forgiveness of any principal or interest payments due or to become due thereon; provided, however, that no such modification, waiver or variation of a Home Loan pursuant to this subsection (c) shall involve the execution by the related Obligor of a new Debt Instrument.

          The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of each Home Loan and the related Debt Instrument and Mortgage. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge or assumption fee or any other fee or charge which the Servicer would be entitled to retain hereunder as Servicing Compensation and extend the due date for payments due on a Debt Instrument.

          The Servicer may, in a manner consistent with its servicing practices, permit an Obligor who is selling his principal residence and purchasing a new residence to substitute the new Mortgaged Property as collateral for the related Home Loan. In such circumstances, the Servicer acknowledges that it intends to, consistent with its servicing practices, generally require such Obligor to make a partial prepayment in reduction of the principal balance of the Home Loan to the extent that such Obligor has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

          (d) Instruments of Satisfaction or Release. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver on behalf of the Grantor Trustee, each Grantor Trust Holder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Home Loans and with respect to the related Mortgaged Properties. If reasonably required by the Servicer, the Grantor Trustee shall execute upon receipt from the Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     Section 4.02 Liquidation of Home Loans.

          (a) In the event that any payment due under any Home Loan and not postponed pursuant to Section 4.01(c) is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Home Loan and such failure continues beyond any applicable grace period, the Servicer shall, in accordance with the standard of care specified in Section 4.01(a), take such action as it shall deem to be in the best interest of the Securityholders to collect or liquidate such Home Loan in default in a manner that in the reasonable judgment of the Servicer will be likely to maximize the net proceeds realizable therefrom under the circumstances (including, but without limitation, the purchase or substitution of such Home Loan pursuant to
     Section 3.05, or, if no Superior Liens exist on the related Mortgaged Property, foreclose or otherwise comparably effect ownership in such
     Mortgaged Property in the name of the Grantor Trustee for the benefit of the Grantor Trust Holder). The Servicer shall promptly deposit the Net Liquidation Proceeds or Post-Liquidation Proceeds, as applicable, from the sale of such foreclosed real estate into the Collection Account in accordance with Section 5.01 of this Agreement. The Servicer shall give the Grantor Trustee notice of the election of remedies made pursuant to this
     Section 4.02. The Servicer shall not be required to satisfy the indebtedness secured by any Superior Liens on the related Mortgaged Property or to advance funds to keep the indebtedness secured by such
     Superior Liens current. In connection with any collection or liquidation activities, the Servicer shall exercise collection or liquidation procedures with the same degree of care and skill as it would exercise or use under the circumstances in the conduct of its own affairs.

          (b) During any Due Period occurring after a Home Loan becomes a Liquidated Home Loan, the Servicer shall deposit into the Collection Account any proceeds received by it with respect to such Liquidated Home Loan or the related Foreclosure Property ("Post-Liquidation Proceeds").

          (c) After a Home Loan has become a Liquidated Home Loan, the Servicer shall promptly prepare and forward to the Grantor Trustee and, upon request of any Grantor Trust Holder, to such Grantor Trust Holder, a liquidation report detailing the following: (i) the Net Liquidation Proceeds, Insurance Proceeds or Released Mortgaged Property Proceeds received in respect of such Liquidated Home Loan; (ii) expenses incurred with respect thereto;
     (iii) any Net Loan Losses incurred in connection therewith; and (iv) any Post-Liquidation Proceeds.

     Section 4.03 Fidelity Bond; Errors and Omissions Insurance.

     The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy in such amounts as required by, and satisfying any other requirements of, the FHA and the FHLMC, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Home Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts (including acts relating to the origination and servicing of loans of the same type as the Home Loans) of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Home Loan without having obtained payment in full of the indebtedness secured thereby. In the event of any loss of principal or interest on a Home Loan for which reimbursement is received from the Servicer's fidelity bond or errors and omissions insurance, the proceeds from any such insurance will be deposited in the Collection Account. No provision of this Section 4.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Indenture Trustee, the Grantor Trustee or the Depositor, the Servicer shall cause to be delivered to requesting party a certified true copy of such fidelity bond and insurance policy. On the Closing Date, such fidelity bond and insurance is maintained by the Servicer with Lloyds of London.

     Section 4.04 Title, Management and Disposition of Foreclosure Property . The deed or certificate of sale in respect of each Foreclosure Property shall be taken in the name of the Grantor Trustee for the benefit of the Grantor Trust Holder.

     The Servicer shall manage, conserve, protect and operate each Foreclosure Property for the Grantor Trustee and the Grantor Trust Holder solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosure Property in the same manner that it manages, conserves, protects and operates other foreclosure property for its own account, and in the same manner that similar property in the same locality as the Foreclosure Property is managed. The Servicer shall attempt to sell the same (and may temporarily lease the same) on such terms and conditions as the Servicer deems to be in the best interest of the Securityholders. The disposition of Foreclosure Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Grantor Trustee and the Securityholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The Net
Liquidation Proceeds or Post-Liquidation Proceeds, as applicable, from the conservation, disposition and sale of the Foreclosure Property shall be promptly deposited by the Servicer in the Collection Account in accordance with Section
5.01 of this Agreement and the Indenture, which Net Liquidation Proceeds or Post-Liquidation Proceeds, as applicable, shall equal all cash amounts received with respect thereto less any fees and expenses incurred in connection with such Foreclosure Property.

     Section 4.05 Access to Certain Documentation and Information Regarding the Home Loans . The Servicer shall provide to the Issuer, the Indenture Trustee, the Grantor Trustee, the Grantor Trust Holder and the Securityholders and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the Home Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

     Section 4.06 Superior Liens.

          (a) The Servicer shall file (or cause to be filed) of record a request for notice of any action by a lienholder under a Superior Lien for the protection of the Grantor Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

          (b) If the Servicer is notified that any lienholder under a Superior Lien has accelerated or intends to accelerate the obligations secured by such Superior Lien, or has declared or intends to declare a default under the related mortgage or promissory note secured thereby, or has filed or intends to file an election to have any Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Grantor Trustee, all reasonable actions that are necessary to protect the interests of the Grantor Trust Holder, and/or to preserve the security of the related Home Loan. The Servicer shall immediately notify the Grantor Trustee and the Indenture Trustee of any such action or circumstances.

     Section 4.07 Subservicing.

          (a) The Servicer may, with the prior written consent of the Indenture Trustee, the Grantor Trustee and prior written confirmation from each Rating Agency that such action will not result in a withdrawal or reduction of the then current ratings on any Class of Securities, enter into Subservicing Agreements for any servicing and administration of Home Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and is an Eligible Servicer. The Servicer shall give prior written notice to the Issuer, the Indenture Trustee and the Grantor Trustee of the appointment of any Subservicer. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either directly service the related Home Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

          (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the
     Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Grantor Trustee, Grantor Trust Holder and the Securityholders for the servicing and administering of the Home Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Home Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Home Loans when the Subservicer has actually received such payments and, unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Home Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          (c) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the successor Servicer, on behalf of the Issuer, the Indenture Trustee, the Grantor Trustee and the Securityholders pursuant to Section 4.08, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the successor Servicer elects to terminate any Subservicing Agreement in accordance with its terms. The successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the successor Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Home Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

          (d) As part of its servicing activities hereunder, the Servicer, for the benefit of the Grantor Trustee, the Grantor Trust Holder, the Indenture Trustee and the Securityholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Home Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Home Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

          (e) Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Home Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone and none of the Grantor Trustee, the Grantor Trust Holder, the Indenture Trustee or the Securityholders shall be deemed parties thereto or shall have any claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 4.07(c) above.

     Section 4.08 Successor Servicers.

     In the event that the Servicer is terminated pursuant to Section 10.01 hereof, or resigns pursuant to Section 9.04 hereof or otherwise becomes unable to perform its obligations under this Agreement, the Grantor Trustee will become the successor Servicer or will appoint a successor Servicer in accordance with the provisions of Section 10.02 hereof; provided that any successor Servicer, including the Grantor Trustee, shall satisfy the requirements of an Eligible Servicer and shall be approved by each Rating Agency.

     Section 4.09 Claim for FHA Insurance.

          (a) If any Monthly Payment due under any FHA Loan is not paid when the same becomes due and payable, or if the Obligor fails to perform any other covenant or obligation under such FHA Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action (consistent with Title I, including efforts to cure the default of such FHA Loan pursuant to 24 C.F.R. Section 201.50) as it shall deem to be in the best interest of the Grantor Trust and the Securityholders. If the maturity of the related Debt Instrument has been accelerated pursuant to the requirements under Title I following the Servicer's efforts to cure the default of such FHA Loan (and such FHA Loan is not required to be purchased by the Transferor pursuant to
     Section 3.05 of this Agreement), and (i) if an FHA Insurance Coverage Insufficiency does not exist at the time, the Claims Administrator, unless it would not be in the best interests of the Grantor Trust and the Securityholders, shall initiate, on behalf of the Grantor Trust and the Contract of Insurance Holder, a claim under the Contract of Insurance for reimbursement for loss on such FHA Loan pursuant to Title I (see 24 C.F.R.
     Section 201.54), or (ii) if an FHA Insurance Coverage Insufficiency exists at the time, the Servicer shall determine within 90 days in accordance with
     Section 4.09(c) whether or not to proceed against the Mortgaged Property securing such FHA Loan, and if thereafter an FHA Insurance Coverage Insufficiency does not exist, the Claims Administrator may submit a claim under the Contract of Insurance with respect to such FHA Loan if it has obtained the prior approval of the Secretary of HUD pursuant to 24 C.F.R.
     Section 201.51.

          (b) If the Claims Administrator initiates a claim for reimbursement for loss on any FHA Loan under this Section 4.09, the Claims Administrator shall comply with applicable provisions of Title I and diligently pursue such claim and, in any event, shall initiate such claim no later than the last day permitted under Title I (see 24 C.F.R. Section 201.54(b)). For purposes of this Agreement, the term "initiate a claim for reimbursement" shall mean the filing of the claim application pursuant to the requirements set forth in 24 C.F.R. Section 201.54, including the filing of all related assignments and documents and materials required for file review. For the purposes of such filing, the Claims Administrator shall request the Debt Instrument and the related Mortgage for such FHA Loan and each other item in the related Home Loan File necessary to make such claim. The Grantor Trustee hereby consents to the assignment of such FHA Loan for the sole purpose of initiating a claim under the Contract of Insurance for reimbursement with respect to such FHA Loan. Pursuant to Section 4.09(h), the Contract of Insurance Holder shall execute upon request from the Claims Administrator a power of attorney to file claims under the Contract of Insurance. The Contract of Insurance Holder agrees to execute and deliver to the Claims Administrator, within 5 Business Days of receipt from the Claims Administrator, all documents, if any, necessary to initiate and file a claim under the Contract of Insurance for such FHA Loan, which documents shall be prepared by the Claims Administrator. If any claim to the FHA becomes a Rejected Claim, upon receipt of the FHA's rejection notice by the Claims Administrator directly from the FHA or from the Contract of Insurance Holder pursuant to Section 4.09(e) and a determination by the Claims Administrator that the rejection was not due to clerical error or lack of insurance, then the Claims Administrator shall promptly notify the Contract of Insurance Holder (if such notice has not already been given), the Grantor Trustee and the Indenture Trustee of the notice of a Rejected Claim.

          If FHA indicates in writing that the claim is a Rejected Claim due to reasons other than a failure to service the related FHA Loan in accordance with Title I after the Closing Date, the Transferor shall repurchase the FHA Loan on or before the Monthly Cut-Off

     Date next following the date of such notice from the Claims Administrator to repurchase such FHA Loan, either directly from FHA or from the Grantor Trust, for the Purchase Price. If FHA indicates in writing that the claim is a Rejected Claim due to a failure to service such FHA Loan in accordance with Title I after the Closing Date, the Claims Administrator shall immediately notify the Servicer, the Contract of Insurance Holder, the Grantor Trustee and the Indenture Trustee of such determination, and the Servicer shall on or before the later to occur of (i) the next succeeding Monthly Cut-Off Date and (ii) ten Business Days from the date on which such rejection notice is received by the Claims Administrator, purchase such FHA Loan either directly from FHA or from the Grantor Trust, for the Purchase Price. In the event that the FHA fails to indicate in writing why the claim is a Rejected Claim, the Claims Administrator shall determine why the claim is a Rejected Claim. If the Claims Administrator determines that the claim is a Rejected Claim for reasons other than a servicing failure that occurred after the Closing Date, the Transferor shall be obligated to repurchase such FHA Loan for the Purchase Price. If the Claims Administrator determines that the claim is a Rejected Claim due to a servicing failure that occurred after the Closing Date, the Servicer shall be obligated to repurchase such FHA Loan for the Purchase Price. Notwithstanding any provisions herein to the contrary, neither the Transferor nor the Servicer shall be required to repurchase or purchase, as applicable, any FHA Loan subject to a Rejected Claim as a result of the depletion of the amount of the FHA Insurance Coverage Reserve Account as shown in the Insurance Record.

          (c) In accordance with the criteria for proceeding against the Mortgaged Property set forth in Section 4.09(a), with respect to an FHA Loan that is a Mortgage Loan that has been accelerated pursuant to the requirements of Title I following the Servicer's efforts to cure the default of the FHA Loan, and with respect to a Non-FHA Loan that is a Mortgage Loan, unless otherwise prohibited by applicable law or court or administrative order, the Servicer, on behalf of the Grantor Trustee, may, at any time, institute foreclosure proceedings to the extent permitted by law, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise acquire possession of or title to the related Mortgaged Property, by operation of law or otherwise.

          In connection with any foreclosure proceeding on an FHA Loan, the Servicer shall comply with the requirements under Title I, shall follow such practices and procedures in a manner which is consistent with the Servicer's procedure for foreclosure with respect to similar FHA Title I loans held in the Servicer's portfolio for its own account or, if there are no such loans, FHA Title I loans serviced by the Servicer for others. If, in following such foreclosure procedures, title to the Foreclosure Property is acquired, the deed or certificate of sale shall be issued to the Grantor Trustee.

          (d) With respect to any FHA Loan, each of the Grantor Trustee and the Contract of Insurance Holder shall deposit in the Note Payment Account on the day of receipt all amounts received from the FHA or any other Person with respect to such FHA Loans or any other assets of the Grantor Trust and shall transmit by facsimile, or such other method requested by the Servicer or Claims Administrator, to the Servicer and Claims Administrator on each such day the letter of transmittal received from the FHA and any other documents with respect to such receipt. Each of the Grantor Trustee and the Contract of Insurance Holder shall also promptly deliver to the Claims Administrator copies of any other correspondence received from the FHA or sent to the FHA by the Grantor Trustee or the Contract of Insurance Holder, as the case may be, including, but not limited to, any correspondence regarding the balance of the FHA Insurance Coverage Reserve Account, premiums due and claims rejected.

          (e) If the FHA rejects an insurance claim, in whole or part, under the Contract of Insurance after previously paying such insurance claim and the FHA demands that the Contract of Insurance Holder repurchase such FHA Loan, the Claims Administrator shall pursue such appeals with the FHA as are reasonable. If the FHA continues to demand that the Contract of Insurance Holder repurchase such FHA Loan after the Claims Administrator exhausts such administrative appeals as are reasonable, then notwithstanding that the Transferor, the Servicer or any other person is required to repurchase such FHA Loan under this Agreement or the Grantor Agreement, the Claims Administrator shall notify the Contract of Insurance Holder of such fact and the Grantor Trustee shall repurchase such FHA Loan if such funds are available in the Note Payment Account. The Claims Administrator shall, to the extent possible, direct the Grantor Trustee to make all such repurchases of FHA Loans once a month and to repurchase any and all such FHA Loans from the FHA in that portion of the calendar month after each Payment Date. To the extent allowed by FHA, the Transferor may repurchase directly from the FHA any FHA Loan for which an insurance claim has been paid and later rejected by the FHA. If the FHA indicates in writing in connection with its rejection or refusal to pay a claim that such rejection or refusal is due to other than (i) a failure to service the FHA Loan in accordance with Title I after the Closing Date or (ii) the amount in the FHA Insurance Coverage Reserve Account is insufficient to pay such claim, or if the FHA does not indicate in writing the reason for its rejection or refusal, the Transferor shall be liable to reimburse the Grantor Trust for any amounts paid by the Grantor Trustee to the FHA in order to repurchase such FHA Loan. Subject to Section 4.09(b), if FHA indicates in writing, or it is agreed by the Servicer, in connection with its rejection or refusal to pay a claim that such rejection or refusal is due to a failure to service such Loan in accordance with Title I after the Closing Date, the Servicer shall be liable to reimburse the Grantor Trust or the Transferor for any amounts paid by the Grantor Trust or the Transferor, as the case may be, to FHA in order to repurchase FHA Loans for which the FHA has rejected an insurance claim as a result of a failure to service such FHA Loan in accordance with Title I.

          (f) The Transferor and the Servicer agree to provide a copy to the Contract of Insurance Holder of any notice or other correspondence with respect to the FHA Loans.

          (g) The Claims Administrator shall be entitled to reimbursement of expenses associated with the filing of any FHA Insurance claim from and to the extent that such amounts are reimbursed by HUD.

          (h) The Grantor Trustee shall execute upon receipt from the Claims Administrator or the Servicer, as applicable, within 5 days any powers of attorney and other documents necessary and appropriate to carry out its respective duties hereunder of the Claims Administrator or Servicer, including any documents or powers of attorney necessary to foreclose or file a claim with respect to any FHA Loan and to file claims with the FHA under the Contract of Insurance. The forms of any such powers or documents shall be appended to such requests. The Contract of Insurance Holder shall execute upon receipt from the Claims Administrator or the Servicer, as applicable, within 5 days any powers of attorney and other documents necessary and appropriate to carry out the administrative duties of the Claims Administrator or the Servicer pursuant to Section 4.09.

     Section 4.10 Reports to the Securities and Exchange Commission; 144A Information.

          (a) The Indenture Trustee shall, on behalf of the Issuer, cause to be filed with the Securities and Exchange Commission all monthly reports on Form 8-K and annual reports on Form 10-K required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Indenture Trustee, each of the Servicer and the Transferor shall cooperate with the Indenture Trustee in the preparation of any such report and shall provide to the Indenture Trustee in a timely manner all such information or documentation as the Indenture Trustee may reasonably request in connection with the performance of its duties and obligations under this Section 4.10. The Indenture Trustee shall indemnify and hold harmless each of the Issuer and the Depositor for any costs, expenses or liability arising as a result of the failure of the Indenture Trustee to perform its duties and obligations under this Section 4.10.

          (b) The Servicer shall provide to the Indenture Trustee, if requested, information regarding the Class B-2 Notes and the Home Loans and such other information as the Indenture Trustee shall be required to deliver to any holder of a Class B-2 Note and any prospective transferee designated by any such holder to satisfy the condition of eligibility set forth in Rule 144A(d)(4) under the Securities Act.


                                    ARTICLE V

                         ESTABLISHMENT OF TRUST ACCOUNTS

     Section  5.01  Collection  Account,  Note  Payment  Account an FHA  Premium
Account.

          (a) (1) Establishment of Collection Account. The Servicer, for the benefit of the Grantor Trust Holder, shall cause to be established and maintained one or more Collection Accounts (collectively, the "Collection Account"), which shall be separate Eligible Accounts and may be interest-bearing, entitled "Collection Account, The Bank of New York, as Indenture Trustee, in trust for the Master Financial Home Loan Asset Backed Notes, Series 1998-2". The Collection Account may be maintained with the Indenture Trustee or any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The creation of any Collection Account other than one maintained with the Indenture Trustee shall be evidenced by a letter agreement between the Servicer and the depository institution acceptable to the Indenture Trustee. A copy of such letter agreement shall be furnished to the Indenture Trustee and, upon request of any Grantor Trust Holder, to such Grantor Trust Holder. Funds in the Collection Account shall be invested in accordance with Section 5.03 hereof.

     The Collection Account shall be established, as of the Closing Date, with the Indenture Trustee as an Eligible Account pursuant to the definition thereof. The Collection Account may, upon written notice to the Grantor Trustee and the Indenture Trustee, be transferred to a different depository institution so long as such transfer is to an Eligible Account acceptable to the Indenture Trustee. The Depositor hereby collaterally assigns the Collection Account to the Issuer in connection with the sale of the Grantor Trust Certificate to the Issuer hereunder.


          (2) Establishment of Note Payment Account. No later than the Closing Date, the Servicer, for the benefit of the Noteholders, shall cause to be established and maintained with the Indenture Trustee one or more Note Payment Accounts (collectively, the "Note Payment Account"), which shall be separate Eligible Accounts and may be interest-bearing, entitled "Note Payment Account, The Bank of New York, as Indenture Trustee, in trust for the Master Financial Home Loan Asset Backed Notes, Series 1998-2". Funds in the Note Payment Account shall be invested in accordance with Section 5.03 hereof.


          (3) Establishment of FHA Premium Account. No later than the Closing Date, the Servicer, for the benefit of the Grantor Trust Holder, shall cause to be established and maintained with the Indenture Trustee in its trust capacity at its corporate trust department a segregated trust account referred to herein as the "FHA Premium Account" for the benefit of the Grantor Trust Holder. The Indenture Trustee shall at all times maintain the FHA Premium Account as an Eligible Account and shall cause such accounts to be designated as "FHA Premium Account, Bank of New York, as Indenture Trustee in trust for the Master Financial Home Loan Asset Backed Notes, Series 1998-2". No later than one Business Day after receipt, the Servicer shall deposit all amounts received from Obligors representing premiums on FHA Insurance into the FHA Premium Account. Any and all moneys transferred to the FHA Premium Account pursuant to this Section 5.01(a)(3) shall be held by the Indenture Trustee in the FHA Premium Account subject to disbursement and withdrawal as herein provided. Amounts deposited to an FHA Premium Account shall be invested in accordance with Section 5.03. Amounts on deposit in an FHA Premium Account shall be withdrawn by the Indenture Trustee, in the amounts required, for application as follows:


               (i) to payment to the FHA of any premiums due on the Contract of Insurance in respect of FHA Loans, in such amounts and on such dates as directed by the Servicer or the Transferor; the Indenture Trustee shall apply all amounts on deposit in the related FHA Premium Account to payment to the FHA of any premiums due under the Contract of Insurance as invoiced by FHA and, if, in connection with an FHA Loan, the FHA Insurance with respect to which shall not yet have been transferred to the Contract of Insurance Holder, the Transferor instructs the Indenture Trustee to pay FHA insurance with respect to such FHA Loan to the related Contract of Insurance Holder, the Indenture Trustee shall make such payment, and the Transferor and not the Indenture Trustee shall be liable in the event of the failure of such funds to be applied to payment of the premium with respect to such FHA Loan; and


               (ii) on the Business Day preceding a Distribution Date that is also the termination date of the Trust Fund, the Indenture Trustee shall withdraw from each FHA Premium Account and deposit in the Note Payment Account all amounts then on deposit in the FHA Premium Account, whereupon the FHA Premium Account shall terminate.

          (b) (1) Deposits to Collection Account. The Servicer shall use its best efforts to deposit or cause to be deposited (without duplication), within two (2) Business Days after receipt thereof, into the Collection Account and retain therein in trust for the benefit of the Grantor Trust
     Holder:

               (i) all payments on account of principal and interest on the Home Loans collected after the Cut-Off Date, including any amounts required to be deposited in the Collection Account pursuant to Section 2.07(b)(vii)(B)(IV) of the Grantor Trust Agreement;

               (ii) all Net Liquidation Proceeds and Post-Liquidation Proceeds pursuant to Sections 4.02 or 4.04;

               (iii) all Insurance Proceeds;

               (iv) all Released Mortgaged Property Proceeds;

               (v) any amounts payable in connection with the repurchase of any Home Loan and the amount of any Substitution Adjustment pursuant to
          Section 2.06 of the Grantor Trust Agreement and Section 3.05 hereof;

               (vi) the deposit of the Termination Price under Section 11.01 hereof;

               (vii) any amount to be deposited from the Pre-Funding Account or the Capitalized Interest Account;

               (viii) all FHA Insurance Payment Amounts; and

               (ix) interest and gains on funds held in the Collection Account.

     The Servicer shall be entitled to retain and not deposit into the Collection Account any amounts received with respect to a Home Loan that constitute additional servicing compensation pursuant to Section 7.03 hereof, and such amounts retained by the Servicer during a Due Period shall be excluded from the calculation of the Servicing Compensation that is distributable to the Servicer from the Note Payment Account on the next Payment Date following such Due Period. All payments from Obligors received on FHA Loans from or on behalf of an Obligor shall be allocated in accordance with Title I.


          (2) Deposits to Note Payment Account. On the second Business Day prior to each Payment Date, the Indenture Trustee (based on information provided by the Servicer for such Payment Date) shall withdraw from the Collection Account the Available Collection Amount as a distribution in respect of the Grantor Trust Certificate pursuant to Section 5.02 of the Grantor Trust Agreement and deposit such into the Note Payment Account for such Payment Date.


          (3) Withdrawals from Collection Account. The Indenture Trustee, at the direction of the Servicer, shall also make the following withdrawals from the Collection Account, in no particular order of priority:

               (i) to withdraw any amount not required to be deposited in the Collection Account or deposited therein in error;

               (ii) [Reserved];

               (iii) to clear and terminate the Collection Account in connection with the termination of this Agreement; and

               (iv) to make the payments set forth in Section 9.01(e) hereof.

          (c) Withdrawals from Note Payment Account. To the extent funds are available in the Note Payment Account, the Indenture Trustee (based on the information provided by the Servicer contained in the Servicer's Monthly Remittance Report for such Payment Date) shall make withdrawals therefrom by 9:00 a.m. (New York City time) on each Payment Date, for application in the following order of priority:

               (i) to distribute on such Payment Date the following amounts pursuant to the Indenture in the following order: (a) to the Servicer on behalf of the Grantor Trustee, an amount equal to the Servicing Compensation (net of any (i) Make Whole Servicing Fees and (ii) amounts retained prior to deposit into the Collection Account pursuant to subsection (b)(1) above) and all unpaid Servicing Compensation (other than any Make Whole Servicing Fees) from prior Payment Dates,
          (b) to the Indenture Trustee, an amount equal to the Indenture Trustee Fee and all unpaid Indenture Trustee Fees from prior Payment Dates,
          (c) to the Owner Trustee, an amount equal to the Owner Trustee Fee and all unpaid Owner Trustee Fees from prior Due Periods, (d) to the Custodian on behalf of the Grantor Trustee, an amount equal to the Custodian Fee, if any, and all unpaid Custodian Fees from prior Payment Dates, and (e) to the Grantor Trustee, an amount equal to the Grantor Trustee Fee, if any, and all unpaid Grantor Trustee Fees from prior Payment Dates; and

               (ii) to deposit into the Certificate Distribution Account any Pre-Funding Earnings deposited therein pursuant to Section 5.05(c) and the applicable portions of the Available Payment Amount distributable in respect of the Residual Interest calculated pursuant to subsections
          (d) and (e) of this Section 5.01 on such Payment Date.


     Notwithstanding that the Notes have been paid in full, the Indenture Trustee and the Servicer shall continue to maintain the Collection Account and the Note Payment Account hereunder until the Class Principal Balance of each Class of Notes has been reduced to zero.

          (d) On each Payment Date, the Indenture Trustee (based on the information provided by the Servicer contained in the Servicer's Monthly Remittance Report for such Payment Date) shall distribute the Regular Payment Amount from the Note Payment Account (in the case of all amounts distributable to Noteholders) and from the Certificate Distribution Account (in the case of all amounts distributable to Certificateholders), in the following order of priority:

               (i) to the holders of the Senior Notes pro rata, their respective portions of the Senior Noteholders Interest Payment Amount for such Payment Date;

               (ii) sequentially, to the holders of the Class M-1 and Class M-2 Notes, in that order, their respective portions of the Mezzanine Noteholders' Interest Payment Amount for such Payment Date;

               (iii) sequentially, to the holders of the Class B-1 and Class B-2 Notes, in that order, their respective portions of the Subordinate Noteholders' Interest Payment Amount for such Payment Date;

               (iv) if with respect to such Payment Date the Pre-Funding Payment Trigger shall have occurred, the amount on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be paid as principal to all Classes of Notes then outstanding (other than the Class A-4 IO Notes), pro rata, based on the Original Class Principal Balances thereof;

               (v) sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate Class Principal Balance of the Class A Notes to the Senior Optimal Principal Balance for such Payment Date; provided, however, that on each Payment Date occurring on or after any reduction of the Class Principal Balances of the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes and the Class B-2 Notes to zero through the application of Allocable Loss Amounts, payments pursuant to this clause (v) shall be made among the then outstanding Class A Notes pro rata in accordance with their outstanding Class Principal

          Balances and not sequentially, until the respective Class Principal Balances thereof are reduced to zero;

               (vi) sequentially, to the holders of the Class M-1 Notes and Class M-2 Notes in that order, the amount necessary to reduce the Class Principal Balances thereof to the Class M-1 Optimal Principal Balance and the Class M-2 Optimal Principal Balance, respectively, for such Payment Date;

               (vii) sequentially, to the holders of the Class B-1 and Class B-2 Notes, in that order, the amount necessary to reduce the Class Principal Balances thereof to the Class B-1 Optimal Principal Balance and the Class B-2 Optimal Principal Balance, respectively, for such Payment Date;

               (viii) to the appropriate Class of Notes, an amount equal to the Overcollateralization Deficiency Amount, if any, in the priorities and amounts specified in Section 5.01(e) hereof (after giving effect to payments made pursuant to clauses (i) through (vii) above), and thereafter sequentially, to the Class M-1 Notes, Class M-2 Notes, Class B-1 and the Class B-2 Notes, in that order, until their respective  Loss  Reimbursement  Deficiencies  have  been paid in full
          (first, to the reimbursement of Allocable Loss Amounts, until completely reimbursed and then, to any accrued interest thereon);

               (ix) if the Servicing Fee Rate has been reduced because the Overcollateralization Amount equals the Net Delinquency Calculation Amount to the Servicer, an amount equal to the Make Whole Servicing Fee for such Payment Date (plus any unpaid Make Whole Servicing Fees from prior Payment Dates); and

               (x) any remaining amount to the holders of the Residual Interest Certificates.

          (e) On each Payment Date, the Indenture Trustee (based on the information provided by the Servicer contained in the Servicer's Monthly Remittance Report for such Payment Date) shall distribute the Excess Spread, if any, in the following order of priority (in each case after giving effect to all payments specified in Section 5.01(d) hereof):

               (i) in an amount equal to the Overcollateralization Deficiency Amount, if any, as follows:

                    (A) sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero and until the aggregate of their Class Principal Balances have been reduced to the Senior Optimal Principal Balance for such Payment Date;

                    (B) sequentially,  to the holders of the Class M-1 Notes and
               Class M-2 Notes, in that order, until the respective Class Principal Balances thereof have been reduced to the Class M-1
               Optimal Principal Balance and Class M-2 Optimal Principal Balance, respectively, for such Payment Date; and

                    (C) sequentially,  to the holders of the Class B-1 Notes and
               Class B-2 Notes, until the respective Class Principal Balances thereof have been reduced to the Class B-1 Optimal Principal Balance and the Class B-2 Optimal Principal Balance for such Payment Date; and

               (ii) sequentially, to the Class M-1 Notes, the Class M-2 Notes, Class B-1 Notes and the Class B-2 Notes, in that order, until their respective Loss Reimbursement Deficiencies, if any, have been paid in full (in the case of the Class M-1 Notes and Class M-2 Notes: first, to the reimbursement of Allocable Loss Amounts until completely reimbursed and, then, to any accrued interest thereon);

               (iii) if the Servicing Fee Rate has been reduced to 0.75% per annum, to the Servicer an amount equal to the Make Whole Servicing Fee for such Payment Date (plus any unpaid Make Whole Servicing Fees from prior Payment Dates); and

               (iv) any remaining amount to the holders of the Residual Interest Certificates.

     Section 5.02 Certificate Distribution Account.

          (a) Establishment of Certificate Distribution Account. No later than the Closing Date, the Servicer, for the benefit of the Certificateholders, shall cause to be established and maintained with the Indenture Trustee for the benefit of the Owner Trustee on behalf of the Certificateholders one or more Certificate Distribution Accounts (collectively, the "Certificate Distribution Account"), which shall be separate Eligible Accounts and may be interest-bearing, entitled "Certificate Distribution Account, The Bank of New York, as Indenture Trustee, in trust for the Master Financial Home Loan Owner Trust Series 1998-2". Funds in the Certificate Distribution Account shall be invested in accordance with Section 5.03 hereof.

          (b) Distributions. On each Payment Date the Indenture Trustee shall withdraw from the Note Payment Account all amounts required to be deposited into the Certificate Distribution Account with respect to such Payment Date pursuant to Section 5.01(c)(ii) hereof and, on behalf of the Owner Trustee, shall deposit such amounts into the Certificate Distribution Account. The Indenture Trustee shall make payments of all remaining amounts on deposit in the Note Payment Account to the holders of the Notes to the extent of amounts due and unpaid on the Notes for principal thereof and interest thereon. The Indenture Trustee, on behalf of the Owner Trustee shall distribute all amounts on deposit in the Certificate Distribution Account to the holders of the Residual Interest Certificates.

          (c) All payments made on each Class of Notes on each Payment Date will be made on a pro rata basis among the Noteholders of record of such Class of Notes on the next preceding Record Date based on the Percentage Interest represented by their respective Notes, without preference or priority of any kind, and, except as otherwise provided in the next succeeding sentence, shall be made by wire transfer of immediately available funds to the account of such Noteholder, if such Noteholder shall own of record Notes in original Denominations aggregating at least $250,000 and shall have so notified the Indenture Trustee at least 5 Business Days prior thereto, and otherwise by check mailed to the address of such Noteholder appearing in the Notes Register. The final payment on each Note will be made in like manner, but only upon presentment and surrender of such Note at the location specified in the notice to Noteholders of such final payment.

          (d) All distributions made on the Residual Interest Certificates on each Payment Date will be made pro rata among the holders of the Residual Interest Certificates of record on the next preceding Record Date based on their percentage holdings in the Residual Interest, without preference or priority of any kind, and, except as otherwise provided in the next succeeding sentence, shall be made by wire transfer of immediately available funds to the account of each such holder, if such holder shall own of record a Residual Interest Certificate in an original denomination aggregating at least a 50% holding of the Residual Interest and shall have so notified the Indenture Trustee at least 5 Business Days prior thereto, and otherwise by check mailed to the address of such Residual Interest holder appearing in the Certificate Register. The final distribution on each Residual Interest Certificate will be made in like manner, but only upon presentment and surrender of such Residual Interest Certificate at the location specified in the notice to holders of the Residual Interest Certificates of such final distribution. Any amount distributed to the holders of the Residual Interest Certificates on any Payment Date shall not be subject to any claim or interest of holders of the other Classes of Notes.

     Section 5.03 Trust Accounts; Trust Account Property.

          (a) Control of Trust Accounts. Each of the Trust Accounts (or interests therein) established hereunder has been pledged by the Issuer to the Indenture Trustee under the Indenture and shall be subject to the lien of the Indenture. In addition to the provisions hereunder, each of the Trust Accounts shall also be established and maintained pursuant to the Indenture. Amounts distributed from each Trust Account in accordance with the Indenture and this Agreement shall be released from the lien of the Indenture upon such distribution thereunder or hereunder. The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Trust Accounts (other than the Certificate Distribution Account) and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Account Property and the Owner Trust Estate. If, at any time, any Trust Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall, within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) (i) establish a new Trust Account as an Eligible Account, (ii) terminate the ineligible Trust

     Account, and (iii) transfer any cash and investments from such ineligible Trust Account to such new Trust Account.

          With respect to the Trust Accounts (other than the Certificate Distribution Account), the Indenture Trustee agrees, by its acceptance hereof, that each such Trust Account shall be subject to the sole and exclusive custody and control of the Indenture Trustee (in the case of the Collection Account and the Pre-Funding Account, on behalf of the Grantor Trustee) for the benefit of the Noteholders and the Issuer, as the case may be, and the Indenture Trustee shall have sole signature and withdrawal authority with respect thereto.

          In addition to this Agreement and the Indenture, the Certificate Distribution Account established hereunder shall also be subject to and established and maintained in accordance with the Owner Trust Agreement.
     Subject  to  rights  of the  Indenture  Trustee  hereunder  and  under  the
     Indenture, the Owner Trustee shall possess for the benefit of the Certificateholders all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Account Property and the Owner Trust Estate. Subject to the rights of the Indenture Trustee, the Owner Trustee agrees, by its acceptance hereof, that such Certificate Distribution Account shall be subject to the sole and exclusive custody and control of the Owner Trustee for the benefit of the Issuer and the parties entitled to payments and distributions therefrom, including, without limitation, the Certificateholders, and the Owner Trustee shall have sole signature and withdrawal authority with respect to the Certificate Distribution Account. Notwithstanding the preceding, the distribution of amounts from the Certificate Distribution Account in accordance with Section 5.01(c)(ii) hereof shall also be made for the benefit of the Indenture Trustee (including without limitation with respect to its duties under the Indenture and this Agreement relating to the Owner Trust Estate), and the Indenture Trustee (in its capacity as Indenture Trustee) shall have the right, but not the obligation, to take custody and control of the Certificate Distribution Account and to cause the distribution of amounts therefrom in the event that the Owner Trustee fails to distribute such amounts in accordance with subsections (c) and (d) of
     Section 5.02.

          The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee or Owner Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer to carry out its duties hereunder or permitting the Indenture Trustee or Owner Trustee to carry out their respective duties herein or under the Indenture, the Owner Trust Agreement or the Grantor Trust Agreement, as applicable.


          (b) (1) Investment of Funds. So long as no Event of Default shall have occurred and be continuing, the funds held in any Trust Account may be invested (to the extent practicable and consistent with any requirements of the Code) in Permitted Investments, as directed by the Transferor in writing or by telephone or facsimile transmission confirmed in writing by the Servicer. In any case, funds in any Trust Account must be available for withdrawal without penalty, and any Permitted Investments must mature or otherwise be available for withdrawal, not later than the

     Business Day immediately preceding the Payment Date next following the date of such investment and shall not be sold or disposed of prior to its maturity subject to subsection (b)(2) of this Section. All interest and any other investment earnings on amounts or investments held in any Trust Account shall be deposited into such Trust Account immediately upon receipt by the Indenture Trustee. All Permitted Investments in which funds in any Trust Account (other than the Certificate Distribution Account) are invested must be held by or registered in the name of "The Bank of New York, as Indenture Trustee, in trust for the Master Financial Home Loan Asset Backed Notes, Series 1998-2". While the Indenture Trustee holds the Certificate Distribution Account, on behalf of the Owner Trustee, all Permitted Investments in which funds in the Certificate Distribution Account are invested shall be held by or registered in the name of "The Bank of New York, on behalf of the Owner Trustee, in trust for the Master Financial Home Loan Asset Backed Notes, Series 1998-2".

          (2) Insufficiency and Losses in Trust Accounts. If any amounts are needed for disbursement from any Trust Account held by or on behalf of the Indenture Trustee and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Trust Account. The Indenture Trustee shall not be liable for any investment loss or other charge resulting therefrom, unless such loss or charge is caused by the failure of the Indenture Trustee or Owner Trustee, respectively, to perform in accordance with this Section 5.03.

          If any losses are realized in connection with any investment in any Trust Account pursuant to this Agreement and the Indenture, then the Transferor shall deposit the amount of such losses (to the extent not offset by income from other investments in such Trust Account) into such Trust Account immediately upon the realization of such loss. All interest and any other investment earnings on amounts held in any Trust Account shall be the income of the Issuer (or, when there is a single beneficial owner of a Residual Interest Certificate, such owner), and for federal and state income tax purposes the Issuer (or such single beneficial owner) shall be the owner (or beneficial owner in the case of the Pre-Funding Account and the Collection Account).

          (c) Subject to section 6.01 of the Indenture, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account held by the Indenture Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Indenture Trustee is the obligor and has defaulted thereon).

          (d) With respect to the Trust Account Property, the Indenture Trustee acknowledges and agrees that:

               (1) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Accounts, subject to the last sentence of subsection (a) of this Section 5.03; and each such Eligible Account shall be subject to the sole and exclusive dominion, custody and control of the Indenture Trustee; and, without limitation on the foregoing, the Indenture Trustee shall have sole signature authority with respect thereto;

               (2) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" in Section 1.1 hereof and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

               (3) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" in Section 1.1 hereof and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

               (4) any Trust Account Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (3) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" in
          Section 1.1 hereof and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

          (e) The Servicer shall have the power, revocable by the Indenture Trustee or by the Issuer with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Issuer to carry out their respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

     Section 5.04 Allocation of Losses.

          (a) In the event that Net Liquidation Proceeds, Insurance Proceeds or Released Mortgaged Property Proceeds on a Liquidated Home Loan are less than the related Principal Balance plus accrued interest thereon, or any Obligor makes a partial payment of any Monthly Payment due on a Home Loan, such Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds or partial payment shall be applied to payment of the related Debt Instrument, first, to interest accrued at the Home Loan Interest Rate and, then, to principal.

          (b) On any Payment Date, any Allocable Loss Amounts shall be applied to the reduction of the Class Principal Balances of the Class B-2, the Class B-1 Notes, the Class M-1 Notes and Class M-2 Notes in accordance with the Allocable Loss Amount Priority.


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



     Section 5.05 Pre-Funding Account.

          (a) The Servicer, for the benefit of the Grantor Trust Holder, shall cause to be established and maintained in the name of the Indenture Trustee a Pre-Funding Account (the "Pre-Funding Account"), which shall be a separate Eligible Account and may be interest-bearing, entitled "Pre-Funding Account, The Bank of New York, as Indenture Trustee, in trust for the Master Financial Home Loan Asset Backed Notes, Series 1998-2." The Pre-Funding Account may be maintained with the Indenture Trustee or any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The creation of a Pre-Funding Account other than one maintained with the Indenture Trustee shall be evidenced by a letter agreement between the Servicer and the depository institution acceptable to the Indenture Trustee. A copy of such letter agreement shall be furnished to the Indenture Trustee and, upon request of any Grantor Trust Holder, to such Grantor Trust Holder. Funds in the Pre-Funding Account shall be invested in accordance with Section 5.03 hereof.

          On the Closing Date, the Grantor Trustee will deposit in the Pre-Funding Account the Pre-Funding Amount (which Pre-Funding Amount was received from the Depositor and derived from the net proceeds of the sale of the Notes). On each Subsequent Transfer Date, upon satisfaction of the conditions set forth in Section 2.07 of the Grantor Trust Agreement with respect to such transfer, the Indenture Trustee shall withdraw from the Pre-Funding Account an amount equal to the Principal Balances of the Subsequent Loans transferred to the Grantor Trustee on such Subsequent Transfer Date and distribute such amount to or upon the written order of the Transferor.

          (b) If the Pre-Funding Amount has not been reduced to zero on the last day of the Pre-Funding Period after giving effect to any reductions in the Pre-Funding Amount on such date pursuant to paragraph (a) above, the Indenture Trustee in writing shall withdraw from the Pre-Funding Account on the Mandatory Redemption Date, as a distribution in respect of the Grantor Trust Certificate (i) if the Pre-Funding Amount is less than $50,000, and deposit such amount in the Note Payment Account to be applied to reduce the Outstanding Amount of the Class of Notes then entitled to payments of principal and (ii) if the Pre-Funding Amount is greater than or equal to $50,000, and deposit such amounts to the Note Payment Account to be applied in reduction of the Class Principal Balance of each Class of Notes, pro rata, based on the respective Original Class Principal Balances.

          (c) On the Business Day preceding each of the second, third and fourth Payment Dates, if applicable, the Indenture Trustee shall withdraw the related Pre-Funding Earnings for the related Due Period and deposit such amounts in the Note Payment Account.

     Section 5.06 Capitalized Interest Account.

          (a) The Servicer, for the benefit of the Securityholders, shall cause to be established and maintained in the name of the Indenture Trustee a Capitalized Interest Account (the "Capitalized Interest Account"), which shall be a separate Eligible Account and may be interest-bearing, entitled "Capitalized Interest Account, The Bank of New York, as Indenture

     Trustee, in trust for the Master Financial Home Loan Asset Backed Notes, Series 1998-2." The Capitalized Interest Account may be maintained with the Indenture Trustee or any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The creation of a Capitalized Interest Account other than one maintained with the Indenture Trustee shall be evidenced by a letter agreement between the Servicer and the depository institution acceptable to the Indenture Trustee. A copy of such letter agreement shall be furnished to the Indenture Trustee and, upon request of any Securityholder, to such Securityholder. Funds in the Capitalized Interest Account shall be invested in accordance with Section 5.03 hereof.

          On the Closing Date, the Owner Trustee will deposit in the Capitalized Interest Account the Capitalized Interest Initial Deposit from the net proceeds of the sale of the Notes and the Certificates and on each Subsequent Transfer Date the Owner Trustee will deposit in the Capitalized Interest Account any applicable Capitalized Interest Subsequent Deposit with respect to each Subsequent Loan.

          (b) On each Determination Date during the Pre-Funding Period (including the Determination Date in the month following the Due Period during which the Pre-Funding Period ends), the Indenture Trustee will withdraw  from the  Capitalized  Interest  Account  an amount  equal to the
     Capitalized Interest Requirement and deposit such amount into the Collection Account.

          (c) On the Mandatory Redemption Date, any amounts remaining in the Capitalized Interest Account, after payment of the Capitalized Interest Requirement, if any, on such date, shall be paid to the Transferor.


                                   ARTICLE VI

                       STATEMENTS AND REPORTS; WITHHOLDING

     Section 6.01 Statements.

          (a) No later than each Determination Date, the Servicer shall deliver to the Indenture Trustee a magnetic tape, computer disk or such other electronic format as shall be mutually agreeable to the Servicer and the Indenture Trustee providing such information regarding the Servicer's activities in servicing the Home Loans during the related Due Period as the Indenture Trustee may reasonably require.

          (b) (1) Subject to the modification of the Servicer's Monthly Remittance report by the Servicer with the prior written consent of the Majority Securityholders and the Indenture Trustee, no later than each Payment Date, the Indenture Trustee shall prepare and distribute a monthly statement (the "Payment Statement", with respect to such Payment Date) to the Depositor, the Securityholders and each Rating Agency, stating the date of original issuance of the Securities (day, month and year), the name of the Issuer (i.e., "Master

     Financial Asset Securitization Trust 1998-2"), the series designation of the Securities (i.e., "Series 1998-2"), the date of this Agreement and the following information:

               (i) the Available Collection Amount, the Regular Payment Amount and the Excess Spread for the related Payment Date;

               (ii) the amount, if any, on deposit in the Pre-Funding Account and the Capitalized Interest Account on such Payment Date;

               (iii) the Class Principal Balance or Class Notional Balance of each Class of Notes, and the Pool Principal Balance as of the last day of the related Due Period and after giving effect to payments and distributions made to the holders of such Notes on such Payment Date;

               (iv) the Class Pool Factor with respect to each Class of Notes then outstanding;

               (v) the amount of principal and interest received on the Home Loans during the related Due Period;

               (vi) the Overcollateralization Deficiency Amount, and any amount to be distributed to the Noteholders or the holders of the Residual Interest on such Payment Date;

               (vii) the Servicing Compensation, the Indenture Trustee Fee, the Grantor Trustee Fee, the Owner Trustee Fee and, the Custodian Fee, if any, for such Payment Date;

               (viii)      the       Overcollateralization       Amount      (or
          Undercollateralization Amount) on such Payment Date, the Overcollateralization Target Amount as of such Payment Date, the Net Loan Losses incurred during the related Due Period, the cumulative Net Loan Losses as of such Payment Date, the Allocable Loss Amount for such Payment Date and the application of the Allocable Loss Amount Priority for such Payment Date;

               (ix) the weighted average maturity of the Home Loans and the weighted average Home Loan Interest Rate of the Home Loans;

               (x) certain performance information, including, without limitation, delinquency and foreclosure information with respect to the Home Loans and 60-Day Delinquency Amounts (as defined in the definition of "Six-Month Rolling Delinquency Average" in Section 1.01 hereof), as set forth in the Servicer's Monthly Remittance Report, the Net Delinquency Calculation Amount and if an Overcollateralization Target Trigger Event has occurred and is continuing;

               (xi) the amount of any Make Whole Servicing Fee to be paid to the Servicer on such Payment Date;

               (xii) the number of and aggregate Principal Balance of all Home Loans in foreclosure proceedings and the percent of the aggregate
          Principal Balances of such Home Loans to the aggregate Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

               (xiii) the number of and the aggregate Principal Balance of the Home Loans in bankruptcy proceedings and the percent of the aggregate Principal Balances of such Home Loans to the aggregate Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

               (xiv) the number of Foreclosure Properties, the aggregate Principal Balance of the related Home Loans, the book value of such Foreclosure Properties and the percent of the aggregate Principal Balances of such Home Loans to the aggregate Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

               (xv) during the related Due Period (and cumulatively, from the Closing Date through the most current Due Period), the number and aggregate Principal Balance of Home Loans for each of the following:
          (A) that became Defaulted Home Loans, (B) that became Liquidated Home Loans, (C) that became Deleted Home Loans pursuant to Section 3.05 hereof as a result of such Deleted Home Loans being Defective Home Loans, and (D) that became Deleted Home loans pursuant to Section 3.05 hereof as a result of such Deleted Home Loans being Defaulted Home Loans or a Home Loan in default or imminent default, including the foregoing amounts by loan type (i.e., Combination Loans, Home Improvement Loans, Debt Consolidation Loans and Purchase or Refinance Loans);

               (xvi) from the Closing Date through the most current Due Period, the cumulative aggregate Principal Balance of Home Loans for each of the following: (A) that became Liquidated Home Loans, and (B) that became Deleted Home Loans pursuant to Section 3.05 as a result of such Deleted Home Loans being in foreclosure, default or imminent default;

               (xvii)  the  scheduled   principal  payments  and  the  principal
          prepayments received with respect to the Home Loans during the Due Period;

               (xviii) the number of and aggregate principal balance of all Home Loans (both during the related Due Period and in aggregate since the Closing Date) repurchased or substituted pursuant to the Grantor Trust Agreement and Sections 3.05 or 4.09 hereof;

               (xix) the number of Home Loans remaining in the Home Loan Pool;


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



               (xx) the amount remaining in the FHA Insurance Coverage Reserve Account with respect to all FHA Loans and the Related Series Loans, if any, and the number and amount of claims for FHA Insurance filed and/or paid pursuant to Section 4.09; and

               (xxi) the Principal Balance of each FHA Loan with respect to which the Servicer has determined under the circumstances described in
          Section 4.09 that in good faith in accordance with customary mortgage loan servicing practices that all amounts which it expects to receive with respect to such FHA Loans have been received.

          (2) No later than five (5) Business Days before each Payment Date, the Servicer shall prepare and distribute to the Depositor, the Grantor Trustee and each Rating Agency a monthly statement that includes the cumulative aggregate Principal Balance of Home Loans that became Deleted Home Loans pursuant to Section 3.05 as a result of such Deleted Home Loans being Defective Home Loans, from the Closing Date through the most current Due Period.

          (3) No later than seven days following a repurchase or substitution pursuant to the Grantor Trust Agreement or Sections 3.05 or 4.09 hereof, the Servicer shall notify each Rating Agency of the aggregate principal balances of the Home Loans repurchased or substituted and (if applicable) the relevant Substitution Adjustment.

          All reports prepared by the Servicer of the withdrawals from and deposits in the Collection Account will be based in whole or in part upon the information provided to the Indenture Trustee by the Servicer, and the Indenture Trustee may fully rely upon and shall have no liability with respect to such information provided by the Servicer.

          (c) Within a reasonable period of time after the end of each calendar year, the Servicer shall prepare and direct the Indenture Trustee to distribute to each Person who at any time during the calendar year was a Noteholder, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses
     (b)(iv) and (v) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Noteholder. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Noteholders pursuant to any requirements of the Code as are in force from time to time.

          (d) On each Payment Date, the Indenture Trustee shall forward to The Depository Trust Company and to the holders of the Residual Interest a copy of the Payment Statement in respect of such Payment Date and a statement setting forth the amounts actually distributed to such holders of the Residual Interest on such Payment Date, together with such other information as the Indenture Trustee deems necessary or appropriate.

          (e) Within a reasonable period of time after the end of each calendar year, the Servicer shall prepare and direct the Indenture Trustee to distribute to each Person who at any time during the calendar year was a holder of a Residual Interest Instrument, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a holder of Residual Interest. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the holder of Residual Interest pursuant to any requirements of the Code as are in force from time to time.

          (f) Upon reasonable advance notice in writing, the Servicer will provide to each Securityholder which is a savings and loan association, bank or insurance company access to information and documentation regarding the Home Loans sufficient to permit such Securityholder to comply with applicable regulations of the FDIC or other regulatory authorities with respect to investment in such Securities.

          (g) The Servicer or its agent shall furnish to the Indenture Trustee, who in turn shall forward to each Noteholder and the holder of Residual Interest, during the term of this Agreement, such periodic, special, or other reports, including information tax returns or reports required with respect to the Notes and the Residual Interest, including Internal Revenue Service Forms 1099 (if necessary) and other similar reports that are required to be filed by the Servicer or its agent and the holder of Residual Interest, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Noteholders or the holders of the Residual Interest, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Noteholders or the holders of the Residual Interest may reasonably require.

          (h) Reports and computer tapes furnished by the Servicer and the Indenture Trustee pursuant to this Agreement shall be deemed confidential and of proprietary nature, and shall not be copied or distributed except in connection with the purposes and requirements of this Agreement. No Person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Transferor or the Servicer or for any other purpose except as set forth in this Agreement.

     Section 6.02 Reports of Foreclosure and Abandonment of Mortgaged Property. Each year beginning in 1998 the Servicer, at its expense, shall make the reports of foreclosures and abandonments of any Mortgaged Property required by Section 6050J of the Code. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J of the Code.

     Section 6.03 Specification of Certain Tax Matters. Each Noteholder shall provide the Indenture Trustee (i) in the case of a Noteholder who is a U.S. Person, with a completed and executed Form W-9 and (ii) in the case of a Noteholder who is not a U.S. Person, with either a completed and executed Form 4224 or a completed and executed Form W-8 prior to purchasing a Note. The Indenture Trustee shall comply with all requirements of the Code, and applicable state and local law, with respect to the withholding from any payments or distributions made to any Noteholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.


                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

     Section 7.01 Assumption Agreement. When a Mortgaged Property has been or is about to be conveyed by the Obligor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Home Loan under any "due-on-sale" clause contained in the related Mortgage or Debt Instrument; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event or in the event the related Mortgage and Debt Instrument do not contain a "due-on-sale" clause, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Debt Instrument and, unless prohibited by applicable law or the Home Loan documents, the Obligor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Debt Instrument. The Servicer shall notify the Grantor Trustee and the Indenture Trustee that any such substitution or assumption agreement has been completed by forwarding to the Grantor Trustee and the Indenture Trustee the original of such substitution or assumption agreement, which original shall be added by the Grantor Trustee to the related Grantor Trustee's Home Loan File and shall, for all purposes, be considered a part of such Grantor Trustee's Home Loan File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this
Section 7.01, the Servicer shall not change the Home Loan Interest Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Home Loan. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional Servicing Compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Home Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

     Section 7.02 Satisfaction of Mortgages and Release of Home Loan Files. Subject to the provisions of Sections 4.01 and 4.02, the Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Securityholders may have under the mortgage instruments. The Servicer shall maintain the fidelity bond and errors and omissions insurance as provided for in Section 4.03 insuring the Servicer against any loss it may sustain with respect to any Home Loan not satisfied in accordance with the procedures set forth herein.

     Upon the payment in full of any Home Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Grantor Trustee and the Indenture Trustee by an Officers' Certificate (which certificate shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.01(b) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Grantor Trustee's Home Loan File. Upon receipt of such certification and request, the Grantor Trustee shall promptly release the related Grantor Trustee's Home Loan File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of Servicing Compensation and shall not be chargeable to the Collection Account, the Note Payment Account, or the Certificate Distribution Account. Upon receipt by the Grantor Trustee of the certification of a Servicing Officer with respect to the release of the Grantor Trustee's Home Loan File for any Home Loan or any documents included therein, the Grantor Trustee shall release to the Servicer such Grantor Trustee's Home Loan File and shall deliver such instruments of transfer presented to it by the Servicer as shall be necessary or appropriate for the release of such Grantor Trustee's Home Loan File in accordance with such certification of the Servicing Officer. The release to the Servicer of a Grantor Trustee's Home Loan File pursuant to such certification shall not require or be subject to the prior approval of the Grantor Trustee in the case of a release in connection with the following: (1) the satisfaction or release of a Mortgage upon the payment in full of the Home Loan or upon such Home Loan becoming a Liquidated Home Loan; (2) a Home Loan in default for which the Servicer is or will be pursuing foreclosure or another method of liquidation pursuant to Section 4.02; or (3) the correction of documentation in the Grantor Trustee's Home Loan File for errors and ambiguities, provided that such corrections shall be performed and returned to the Grantor Trustee in a prompt manner, and provided further that no more than 100 Grantor Trustee's Home Loan Files shall be released and held by the Servicer at any one time. In the case of a release of the related Grantor Trustee's Home Loan File to the Servicer in connection with a substitution or repurchase of any Home Loan pursuant to Section 3.05 or Section 11.02 or a release for other servicing reasons, such release of the Grantor Trustee's Home Loan File by the Grantor Trustee shall be subject to the prior approval of the Grantor Trustee.

     The Grantor Trustee upon receipt from the Servicer shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents delivered to the Grantor Trustee necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Obligor on the Debt Instrument or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Debt Instrument or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Grantor Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Grantor Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Grantor Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Grantor Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Grantor Trustee by the Servicer or take any other action requested in such request that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Grantor Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days, or more promptly if needed, of the Grantor Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Grantor Trustee's satisfaction that the related Home Loan has been paid in full by or on behalf of the Obligor and that such payment has been deposited in the Collection Account.

     Subject to any other applicable terms and conditions of this Agreement, Servicer and the Grantor Trustee, at the written direction of the Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Home Loan, provided the obligee with respect to such Home Loan following such proposed assignment provides the Servicer with a "Certification for Assignment of Home Loan" in form and substance satisfactory to the Servicer, providing the following: (i) that the Home Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with or facilitate a refinancing under the laws of such jurisdiction;
(ii) that the substance of the assignment is, and is intended to be, a refinancing of such Home Loan and that the form of the transaction is solely to comply with or facilitate the transaction under such local laws; (iii) that the Home Loan following the proposed assignment will have a rate of interest not more than 0.25% below or above the rate of interest on such Home Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the related Obligor. Upon approval of an assignment in lieu of satisfaction with respect to any Home Loan, the Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Home Loan and the Servicer shall treat such amount as a Principal Prepayment with respect to such Home Loan for all purposes hereof.

     Section 7.03 Servicing Compensation. As compensation for its services hereunder, the Servicer shall be entitled to receive from the Collection Account, the Servicing Fee out of which the Servicer shall pay any servicing fees owed or payable to it or any Subservicer. Additional servicing compensation in the form of assumption and other administrative fees, amounts remitted pursuant to Section 7.01 and late payment charges shall be part of the Servicing Compensation payable to the Servicer hereunder and shall be paid either by the Servicer retaining such additional servicing compensation prior to deposit in the Collection Account pursuant to Section 5.01(b)(1) or if deposited into the Collection Account as part of the Servicing Compensation withdrawn from the Note Payment Account pursuant to Section 5.01(c).

     The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Servicer also agrees to pay (i) all reasonable costs and expenses incurred by the Grantor Trustee, Indenture Trustee, the Owner Trustee or the Depositor in investigating the Servicer's activities hereunder when, in the reasonable opinion of the Grantor Trustee, the Indenture Trustee, the Owner Trustee or the Depositor, such investigation is warranted on the basis of adverse information about the Servicer obtained from a reasonably reliable source, (ii) all reasonable costs and expenses incurred by any successor servicer or the Grantor Trustee or the Indenture Trustee in replacing the Servicer in the event of a default by the Servicer in the performance of its duties under the terms and conditions of this Agreement, and (iii) the annual Rating Agency monitoring fees.

     Section 7.04 Statement as to Compliance .

     Not later than the last day of the second month following the end of each quarter of the Servicer's Fiscal Year, beginning in August 1999, the Servicer will deliver to the Indenture Trustee, the Grantor Trustee , the Issuer and to each Securityholder and grantor trust Holder, an Officer's Certificate stating that (i) the Servicer has fully complied with the provisions of Articles IV and VII, (ii) a review of the activities of the Servicer during the preceding quarter and of performance under this Agreement has been made under such officer's supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such quarter, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

     Section 7.05 Independent Public Accountants' Servicing Report.

     On or before 120 days after the end of each of the Servicer's fiscal years elapsing during the term of its appointment under this Agreement, beginning with the first fiscal year ending after the Closing Date (which fiscal year ends on June 30, 1998), the Servicer, at its expense, shall furnish to the Depositor, the Grantor Trustee, the Indenture Trustee, the Issuer, the grantor Trust Holder, the Securityholders and the Rating Agencies (i) an opinion by a firm of independent certified public accountants on the financial position of the Servicer at the end of the relevant fiscal year and the results of operations and changes in financial position of the Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) if the Servicer is then servicing any Home Loans, a statement from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Servicer's loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for the United States Department of Housing and Urban Development Mortgage Audit Standards, or the Uniform Single Attestation Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting

Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

     Section 7.06 Right to Examine Servicer Records.

     Each Securityholder, the Indenture Trustee, the Grantor Trustee, the Issuer, the Grantor Trust Holder, the Depositor and each of their respective agents shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine, audit and copy, at the expense of the Person making such examination, any and all of the books, records or other information of the Servicer (including without limitation any Subservicer to the extent provided in the related Subservicing Agreement) whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. Each Securityholder, Grantor Trust Holder, the Indenture Trustee the Grantor Trustee and the Issuer agree that any information obtained pursuant to the terms of this Agreement shall be held confidential.

     Section  7.07  Reports  to  the  Indenture   Trustee;   Collection  Account
Statements.

     If the Collection Account is not maintained with the Indenture Trustee, then not later than 25 days after each Record Date, the Servicer shall forward to the Indenture Trustee a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into the Collection Account for each category of deposit specified in Section 5.01(b), the aggregate of withdrawals from the Collection Account for each category of withdrawal specified in Section 5.01(b)(2) and (3) and the aggregate amount of permitted withdrawals not made in the related Due Period in each case, for the related Due Period.

     Section 7.08 Financial Statements.

     The Servicer understands that, in connection with the transfer of the Securities, Securityholders may request that the Servicer make available to the Securityholders, to prospective Securityholders annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.

     The Servicer also agrees to make available on a reasonable basis to the Securityholders, any prospective Securityholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Securityholders, any prospective Securityholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Securityholders and such prospective Securityholder that the Servicer has the ability to service the Home Loans in accordance with this Agreement.

                                  ARTICLE VIII

                   CONCERNING THE CONTRACT OF INSURANCE HOLDER

     Section 8.01 Compliance with Title I and Filing of FHA Claims. (a) The Contract of Insurance Holder shall at all times while any Securities are outstanding have a valid Contract of Insurance with the FHA covering the FHA Loans. To the extent applicable to the duties of the Contract of Insurance
Holder hereunder, the Contract of Insurance Holder shall comply with the requirements of Title I and shall take or refrain from taking such actions as are necessary or appropriate to maintain a valid Contract of Insurance for the Trust with the FHA covering the FHA Loans.

          (b) If and for so long as the Contract of Insurance covers any loans other than the FHA Loans, and if HUD shall not have earmarked the coverage of the Contract of Insurance with respect to the FHA Loans, the Claims Administrator covenants and agrees not to submit any claim to FHA with respect to an FHA Loan if the effect of approval of such claim would result in the amount of claims paid by the FHA in respect of the FHA Loans to exceed the Trust Designated Insurance Amount. Notwithstanding the foregoing, the Claims Administrator shall promptly notify the Grantor Trustee, the Indenture Trustee and the Servicer if the amount of claims submitted to FHA in respect of the FHA Loans under the Contract of Insurance exceeds the Trust Designated Insurance Amount. As of the Closing Date and at all times thereafter until the termination of this Agreement, the Contract of Insurance Holder covenants and agrees that the Contract of Insurance will only apply to the FHA Loans and Related Series Loans, exclusively. The Transferor, as Claims Administrator and Servicer, covenants and agrees that it shall not take any action that would result in the Contract of Insurance applying to loans other than the FHA Loans and Related Series Loans, exclusively, unless HUD shall have agreed pursuant to 24 C.F.R. Section 201.32(c)(1) to "earmark" the FHA insurance relating to the FHA Loans and Related Series Loans in a manner satisfactory to the Grantor Trustee, in its sole and absolute discretion.

          (c) The Grantor Trustee hereby appoints the Transferor as Claims Administrator and the Indenture Trustee hereby consents to such appointment. The Transferor, as Claims Administrator, shall perform on behalf of the Contract of Insurance Holder the duties associated with the submission of claims under Title I in connection with the Contract of Insurance, except to the extent that certain documents must be signed by the Contract of Insurance Holder (in which case the Contract of Insurance Holder shall only sign such documents at the direction of the Claims Administrator) and shall not, in its capacity as Claims Administrator, take any action or omit to take any action that would cause the Contract of Insurance Holder to violate this Section 8.01 or otherwise fail to maintain a valid Contract of Insurance or cause any denial by FHA of an insurance claim under Title I.

          (d) The Contract of Insurance Holder shall not be deemed to have violated this Section 8.01 and shall otherwise incur no liability hereunder if any failure to maintain a valid Contract of Insurance or to comply with the requirements of Title I or any denial by FHA of an insurance claim under Title I shall have been caused by any act or omission of the

     Servicer or Claims Administrator in the performance of its duties hereunder. The Contract of Insurance Holder shall be permitted to replace the Claims Administrator for any failure of the Claims Administrator to perform its duties hereunder.

          (e) The Contract of Insurance Holder hereby represents and warrants to the Depositor, the Servicer, the Transferor the Grantor Trustee and the Indenture Trustee that it is a supervised lender in good standing with HUD having authority to purchase, hold, and sell loans insured under 24 CFR
     Part 201, pursuant to a valid Contract of Insurance, Lender Number 728830000-2.

          (f) The Transferor and the Contract of Insurance Holder shall take such actions as may be necessary or appropriate to cause the FHA to transfer the FHA Reserve Amounts relating to the FHA Loans to the Contract of Insurance Holder. The Transferor, as selling lender, shall forward to the Contract of Insurance Holder a fully executed Transfer of Note Report for each FHA Loan within 20 days of the receipt by the Transferor of such FHA Loan's case number under the Contract of Insurance. The Contract of Insurance Holder shall execute each Transfer of Note Report, as supervised lender, and submit such Transfer of Note Report to HUD within 31 days of the transfer of the FHA Loans to the Grantor Trust.

     Section 8.02 Contract of Insurance Holder.

          (a) The Contract of Insurance Holder shall not resign from the obligations and duties imposed on it by this Agreement as Contract of Insurance Holder except (i) upon a determination that by reason of a change in legal requirements or requirements imposed by the FHA the performance of its duties under this Agreement would cause it to be in violation of such legal requirements or FHA imposed requirements in a manner which would result in a material adverse effect on the Contract of Insurance Holder or cause it to become ineligible to hold the Contract of Insurance and (ii) the Majority Noteholders do not elect to waive the obligations of the Contract of Insurance Holder to perform the duties which render it legally unable to act or to delegate those duties to another Person or if the circumstances giving rise to such illegality cannot be waived or delegated. Any such determination permitting the resignation of the Contract of Insurance Holder shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Grantor Trustee. Upon receiving such notice of resignation, the Contract of Insurance shall be transferred to a qualified successor by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Contract of Insurance Holder and one copy to the successor Contract of Insurance Holder. Notwithstanding the foregoing, the Contract of Insurance Holder may resign, with the prior written consent of the Majority Securityholders, which may be withheld in their sole and absolute discretion, upon transfer of the FHA insurance and related reserves with respect to the FHA Loans and any Related Series Loans to a contract of insurance held by a successor Contract of Insurance Holder provided, however, that any Contract of Insurance held by such successor Contract of Insurance Holder shall satisfy the criteria set forth in
     Section 8.01(b), and, at the time of succession, shall have an FHA insurance coverage reserve account balance not less than that of the FHA Insurance Coverage Reserve Account at the time of succession.

          (b) If at any time (i) the Contract of Insurance shall be revoked, suspended or otherwise terminated, or (ii) the Contract of Insurance Holder shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Contract of Insurance Holder or of its property shall be appointed, or any public officer shall take charge or control of the Contract of Insurance Holder or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case the Majority Noteholders may remove the Contract of Insurance Holder and appoint a successor contract of insurance holder by written instrument, in duplicate, one copy of which instrument shall be delivered to the Contract of Insurance Holder so removed and one copy to the successor contract of insurance holder. Upon removal of the Contract of Insurance Holder, the outgoing Contract of Insurance Holder shall take any action required to transfer the benefits of the FHA Insurance Coverage Reserve Account to the successor contract of insurance holder.

          (c) Any resignation or removal of the Contract of Insurance Holder and appointment of a successor contract of insurance holder pursuant to any of the provisions of this Section 8.02 shall become effective upon acceptance of appointment by the successor contract of insurance holder.


                                   ARTICLE IX

                                  THE SERVICER

     Section 9.01 Indemnification; Third Party Claims.

          (a) The Servicer shall indemnify the Owner Trustee, the Issuer, the Grantor Trust, the Depositor, the Grantor Trustee, the Contract of Insurance Holder and the Indenture Trustee (each an "Indemnified Party") and hold harmless each of them against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Servicer to perform its duties and service the Home Loans in compliance with the terms of this Agreement; provided, however, that if the Servicer is not liable pursuant to the provisions of Section 9.01(d) hereof for its failure to perform its duties and service the Home Loans in compliance with the terms of this Agreement, then the provisions of this Section 9.01 shall have no force and effect with respect to such failure.

          (b) The Transferor, the Depositor, the Grantor Trustee, the Owner Trustee or the Indenture Trustee, as the case may be, shall promptly notify the Servicer if a claim is made by a third party with respect to a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Servicer to perform its duties and service the Home Loans in compliance with the terms of this Agreement. The Servicer shall promptly notify the Indenture Trustee, the Grantor Trustee, the Owner Trustee and the Depositor of any claim of which it has been notified pursuant to this Section 9.01 by a Person other than the Depositor, and, in any event, shall promptly notify the Depositor of its intended course of action with respect to any claim.

          (c) The Servicer shall be entitled to participate in and, upon notice to the Indemnified Party, assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnified Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel of the Servicer, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (i) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Servicer, (ii) the Servicer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Servicer and one or more Indemnified Parties, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Servicer. The Servicer shall not be liable for any settlement of any such claim or action unless the Servicer shall have consented thereto or be in default on its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this Section 9.01 shall relieve the Servicer of liability only if such failure is materially prejudicial to the position of the Servicer and then only to the extent of such prejudice.

          (d) None of the Transferor, the Depositor, the Servicer or any of the directors, officers, employees or agents of the Transferor, the Depositor or the Servicer, or members or Affiliates of the Depositor shall be under any liability to the Issuer or the Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Transferor, the Depositor, the Servicer or any such person against the remedies provided herein for the breach of any warranties, representations or covenants made herein, or against any specific liability imposed on the Transferor, the Depositor or the Servicer herein, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer, the Depositor or the Transferor, as the case may be, or by reason of reckless disregard of the obligations and duties of the Servicer, the Depositor or the Transferor, as the case may be, hereunder. The Transferor, the Depositor, the Servicer and any director, officer, employee or agent of the Transferor, the Depositor or the Servicer, or any member or Affiliate of the Depositor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

          (e) The Servicer, the Transferor and the Depositor and any director, officer, employee or agent of the Servicer, the Transferor or the Depositor shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Securities, other than any loss, liability or expense related to any specific Home Loan or Home Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Except as otherwise provided herein, none of the Transferor, the Depositor or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not related to its respective duties under this Agreement; provided, however, that, except as otherwise provided herein, any of the Transferor, the Depositor or the Servicer may, with the prior consent of the Indenture Trustee, in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Securityholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Transferor, the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

     Section 9.02 Merger or Consolidation of the Servicer.

     The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation and maintain such other licenses and permits in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Home Loans and to perform its duties under this Agreement; provided, however, that the Servicer may merge or consolidate with any other corporation upon the satisfaction of the conditions set forth in the following paragraph.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an Eligible Servicer and shall be the successor of the Servicer, as applicable hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger, conversion, consolidation or succession to the Indenture Trustee, the Grantor Trustee and the Issuer.

     Section 9.03 Limitation on Liability of the Servicer and Others.

     The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01 hereof, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Home Loans in accordance with this Agreement.

     Section 9.04 Servicer Not to Resign; Assignment.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) with the consent of the Grantor Trustee and Indenture Trustee or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to clause (b) of the preceding sentence permitting the resignation of the Servicer shall be evidenced by an independent opinion of counsel to such effect delivered (at the expense of the Servicer) to the Grantor Trustee and the Indenture Trustee. No resignation of the Servicer shall become effective until the Grantor Trustee or a successor servicer, appointed pursuant to the provisions of Section 10.02 hereof and satisfying the requirements of
Section 4.08 hereof with respect to the qualifications of a successor Servicer, shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

     Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void.

     The Servicer agrees to cooperate with any successor Servicer in effecting the transfer of the Servicer's servicing responsibilities and rights hereunder pursuant to the first paragraph of this Section 9.04, including, without limitation, the transfer to such successor of all relevant records and documents (including any Home Loan Files in the possession of the Servicer) and all amounts received with respect to the Home Loans and not otherwise permitted to be retained by the Servicer pursuant to this Agreement. In addition, the Servicer, at its sole cost and expense, shall prepare, execute and deliver any and all documents and instruments to the successor Servicer including all Home Loan Files in its possession and do or accomplish all other acts necessary or appropriate to effect such termination and transfer of servicing responsibilities, including, without limitation, assisting in obtaining any necessary approval under Title I from the FHA.

     Section 9.05 Relationship of Servicer to the Grantor Trust and the Grantor Trustee.

     The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Grantor Trust and the Grantor Trustee under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, agent or partner of the Issuer or the Indenture Trustee.

     Section 9.06 Servicer May Own Securities.

     Each of the Servicer and any Affiliate of the Servicer may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Servicer or an Affiliate thereof except as otherwise specifically provided herein. Securities so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Securities; provided, however, that any Securities owned by the Servicer or any Affiliate thereof, during the time such Securities are owned by them, shall be without voting rights for any purpose set forth in this Agreement.

The Servicer shall notify the Indenture Trustee promptly after it or any of its Affiliates becomes the owner or pledgee of a Security.


                                    ARTICLE X

                                     DEFAULT

     Section 10.01 Events of Default.

     In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

               (i) any failure by the Servicer to deposit in the Collection Account in accordance with Section 5.01(b) hereof any payments in respect of the Home Loans received by the Servicer no later than the second Business Day following the day on which such payments were received; or

               (ii) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given (a) to the Servicer by the Indenture Trustee, the Grantor Trustee or the Issuer, or (b) to the Servicer, the Indenture Trustee, the Grantor Trustee or the Issuer by the Majority Noteholders; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

               (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

               (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi) the Majority Noteholders and the Grantor Trust Holder (A) shall receive notice from the Servicer that the Servicer is no longer able to discharge its duties under this Agreement or (B) shall determine, in their reasonable judgment and based upon published reports (including wire services), which they reasonably believe in good faith to be reliable, that:

                    a) the Servicer has experienced a material adverse change in
               its  business,   assets,   liabilities,   operations,   condition
               (financial or otherwise) or prospects,

                    b) the  Servicer  has  defaulted  on  any  of  its  material obligations, or

                    c) the  Servicer  has ceased to conduct its  business in the ordinary course, or

                    d) as of any  Determination  Date,  the total  Expected Loan
               Loss  Percentage  (as defined  below) exceeds (1) up to the fifth
               (5th) anniversary of the April 30, 1998 Cut-Off Date, 22.125%, or
               (2) thereafter 33.187% (where the "Expected Loan Loss Percentage" shall be the sum of (A) the cumulative Net Loan Losses divided by the Maximum Collateral Amount, plus (B) 25% of the aggregate Principal Balance of the Home Loans which are then more than 30 but less than 60 days delinquent divided by the Maximum
               Collateral Amount, plus (C) 50% of the aggregate Principal Balance of the Home Loans which are then more than 60 but less than 90 days delinquent divided by the Maximum Collateral Amount, plus (D) 100% of the aggregate Principal Balance of the Home Loans which are then more than 90 days delinquent divided by the Maximum Collateral Amount);

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Indenture Trustee, the Grantor Trustee, the Grantor Trust Holder or the Majority Noteholders, by notice in writing to the Servicer may, in addition to whatever rights such Person may have at law or in equity to damages, including injunctive relief and specific performance, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Home Loans and the proceeds thereof, as servicer under this Agreement. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Home Loans or otherwise, shall, subject to Section 10.02 hereof, pass to and be vested in a successor servicer, or the Grantor Trustee if a successor servicer cannot be retained in a timely manner, and the successor servicer, or Grantor Trustee, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Home Loans and related documents. The Servicer agrees to cooperate with the successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the successor servicer for administration by it of all amounts which shall at the time be credited by the Servicer to each Collection Account or thereafter received with respect to the Home Loans.

     Section 10.02 Grantor Trustee to Act; Appointment of Successor.

     On and after the date the Servicer receives a notice of termination pursuant to Section 10.01 hereof, or the Grantor Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel or accompanied by the consents required by Section 9.04 hereof, or the Servicer is removed as servicer pursuant to this Article X, then, subject to Section 4.08 hereof, the Grantor Trustee shall appoint a successor servicer to be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the successor servicer shall not be liable for any actions of any servicer prior to it; and, provided further, that if a successor servicer cannot be retained in a timely manner, the Grantor Trustee shall act as successor Servicer. In the event the Grantor Trustee assumes the responsibilities of the Servicer pursuant to this Section 10.02, the Grantor Trustee will make reasonable efforts consistent with applicable law to become licensed, qualified and in good standing in each Mortgaged Property State the laws of which require licensing or qualification in order to perform its obligations as Servicer hereunder or, alternatively, shall retain an agent that is so licensed, qualified and in good standing in any such Mortgaged Property State.

     In the case that the Grantor Trustee serves as successor servicer, the Grantor Trustee in such capacity shall not be liable for any servicing of the Home Loans prior to its date of appointment and shall not be subject to any obligations to repurchase any Home Loans. As compensation therefor, the successor servicer appointed pursuant to the following paragraph, shall be entitled to all funds relating to the Home Loans which the Servicer would have been entitled to receive from the Note Payment Account pursuant to Section 5.01(c) hereof as if the Servicer had continued to act as servicer hereunder, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise as provided in Section 7.03 hereof. The Servicer shall not be entitled to any termination fee if it is terminated pursuant to
Section 10.01 hereof but shall be entitled to any accrued and unpaid Servicing Fee and Make Whole Servicing Fee to the date of termination.

     Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Grantor Trustee or the Indenture Trustee, as assignee of the Grantor Trust Certificate, and remitted directly to the Grantor Trustee or the Indenture Trustee or, at the direction of the Grantor Trustee or the Indenture Trustee, to the successor servicer. The compensation of any successor servicer (including, without limitation, the Grantor Trustee) so appointed shall be the Servicing Fee and Make Whole Servicing Fee, together with other Servicing Compensation provided for herein. In the event the Grantor Trustee is required to solicit bids to appoint a successor servicer, the Grantor Trustee shall solicit, by public announcement, bids from Eligible Servicers. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the Servicing Fee, Make Whole Servicing Fee and Servicing Compensation provided for herein. Within 30 days after any such public announcement, the Grantor Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Grantor Trustee shall deduct from any sum received by the Grantor Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unpaid Servicing Fees. After such deductions, the remainder of such sum shall be paid by the Grantor Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor. The Grantor Trustee, any Custodian, the Servicer and any such successor servicer shall take such action, consistent with this Agreement, as shall be necessary to effect any such succession. The Servicer agrees to cooperate with the Grantor Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Grantor Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Grantor Trustee or the Indenture Trustee, as assignee of the Grantor Trust Certificate, or such successor servicer, as applicable, all amounts which then have been or should have been deposited in any Trust Account maintained by the Servicer or which are thereafter received with respect to the Home Loans. Neither the Grantor Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any payment or distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until written notice of such proposed appointment shall have been provided by the Grantor Trustee to the Indenture Trustee, each Securityholder, each Grantor Trust Holder, the Owner Trustee and the Depositor and, except in the case of the appointment of the Grantor Trustee as successor to the Servicer (when no consent shall be required), the Depositor, the Grantor Trust Holder and the Majority Noteholders shall have consented thereto.

     Pending appointment of a successor to the Servicer hereunder, the Grantor Trustee shall act as servicer hereunder as hereinabove provided. In connection with such appointment and assumption, the Grantor Trustee may make such arrangements for the compensation of such successor servicer out of payments on the Home Loans as it and such successor servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to Section 7.03 hereof, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise as provided in this Agreement.

     Section 10.03 Waiver of Defaults.

     The Majority Noteholders may waive any events permitting removal of the Servicer as servicer pursuant to this Article X; provided, however, that the Majority Noteholders may not waive a default in making a required payment on a Note or distribution on a Residual Interest Certificate without the consent of the related Noteholder or holder of the

Residual Interest Certificate. Upon any waiver of a past default, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

     Section 10.04 Accounting Upon Termination of Servicer.

     Upon termination of the Servicer under this Article X, the Servicer shall, at its own expense:

          (a) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee the funds in any Trust Account maintained by the Servicer;

          (b) deliver to its successor or, if none shall yet have been appointed, to the Grantor Trustee all Home Loan Files and related documents and statements held by it hereunder and a Home Loan portfolio computer tape;

          (c) deliver to its successor or, if none shall yet have been appointed, to the Grantor Trustee, the Indenture Trustee, the Grantor Trust Holder and the Securityholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for payments or charges with respect to the Home Loans; and

          (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Home Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.


                                   ARTICLE XI

                                   TERMINATION

     Section 11.01 Termination.

     This Agreement shall terminate upon notice to the Indenture Trustee of either: (a) the later of (i) the satisfaction and discharge of the Indenture and the provisions thereof or (ii) the disposition of all funds with respect to the last Home Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Indenture Trustee, the Grantor Trustee, the Owner Trustee, the Issuer and any Custodian; or (b) the mutual consent of the Servicer, the Depositor, the Transferor and all Securityholders in writing.

     Section 11.02 Optional Termination.

     The Issuer may, at its option, effect an early redemption of the Notes and an early termination of the Issuer and the Grantor Trust on or after any Payment Date on which the Pool Principal Balance declines to 10% or less of the Maximum Collateral Amount. Such redemption and early termination may be effected at the Servicer's election by the Servicer providing notice thereof to the Indenture Trustee, the Grantor Trustee and Owner Trustee and by purchasing all of the Home Loans from the Grantor Trustee at a purchase price, payable in cash, equal to or greater than the Termination Price. The expense of any Independent appraiser required under this Section 11.02 shall be a nonreimbursable expense of the Servicer. Any amount received from such sale with respect to FHA Pending Claims shall be considered FHA Insurance Payment Amounts. The expense of any Independent appraiser required under this Section 11.02 shall be a non-reimbursable expense of the Servicer.

     Any such early termination by the Servicer shall be accomplished by depositing into the Collection Account on the third Business Day prior to the Payment Date on which the purchase is to occur the amount of the Termination Price to be paid. The Termination Price and any amounts then on deposit in the Collection Account (other than any amounts not required to have been deposited therein pursuant to Section 5.01(b)(1) hereof and any amounts withdrawable therefrom by the Indenture Trustee pursuant to Section 5.01(b)(3) hereof) shall be transferred to the Note Payment Account pursuant to Section 5.01(b)(2) hereof as a terminating distribution in respect of the Grantor Trust Certificate pursuant to Section 5.02 of the Grantor Trust Agreement for payment to Noteholders on the succeeding Payment Date; and any amounts received with respect to the Home Loans and Foreclosure Properties subsequent to the Due Period immediately preceding such final Payment Date shall belong to the purchaser thereof. For purposes of calculating the Available Payment Amount for such final Payment Date, amounts transferred to the Note Payment Account immediately preceding such final Payment Date shall in all cases be deemed to have been received during the related Due Period, and amounts so transferred shall be applied pursuant to Section 5.01(d) and (e) hereof.

     Section 11.03 Notice of Termination.

     Notice of termination of this Agreement or of early redemption and termination of the Issuer and the Grantor Trust shall be sent (i) by the Indenture Trustee to the Noteholders in accordance with section 10.02 of the Indenture, (ii) by the Owner Trustee to the Certificateholders in accordance with section 9.1(d) of the Owner Trust Agreement, and (iii) by the Grantor Trustee to the Grantor Trust Holder in accordance with Section 7.02 of the Grantor Trust Agreement.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     Section 12.01 Acts of Noteholders.

     Except as otherwise specifically provided herein, whenever action, consent or approval of the Securityholders is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Securityholders if the Majority Securityholders agree to take such action or give such consent or approval.

     Section 12.02 Amendment.

          (a) This Agreement may be amended from time to time by the Depositor, the Servicer, the Transferor, the Indenture Trustee, the Grantor Trustee and the Issuer by written agreement with notice thereof to the Securityholders, without the consent of any of the Securityholders, to cure any error or ambiguity, to correct or supplement any provisions hereof which may be defective or inconsistent with any other provisions hereof or to add any other provisions with respect to matters or questions arising under this Agreement; provided, however, that such action will not adversely affect in any material respect the interests of the Securityholders. An amendment described above shall be deemed not to adversely affect in any material respect the interests of the Securityholders if either (i) an Opinion of Counsel is obtained to such effect and (ii) the party requesting the amendment obtains a letter from each of the Rating Agencies confirming that the amendment, if made, would not result in the downgrading or withdrawal of the rating then assigned by the respective Rating Agency to any Class of Notes then outstanding.

          (b) This Agreement may also be amended from time to time by the Depositor, the Servicer, the Transferor, the Indenture Trustee, the Grantor Trustee and the Issuer by written agreement, with the prior written consent of the Majority Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Home Loans or distributions which are required to be made on any Security, without the consent of the holders of 100% of each Class of Notes affected thereby, (ii) adversely affect in any material respect the interests of the holders of any Class of Notes in any manner other than as described in clause (i), without the consent of the holders of 100% of such Class of Notes, or (iii) reduce the percentage of any Class of Notes, the consent of which is required for any such amendment, without the consent of the holders of 100% of such Class of Notes.

          (c) It shall not be necessary for the consent of Securityholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

          Prior to the execution of any amendment to this Agreement, the Issuer, the Grantor Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Issuer, the Grantor Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer's own rights, duties or immunities of the Issuer, the Grantor Trustee or the Indenture Trustee, as the case may be, under this Agreement.

     Section 12.03 Recordation of Agreement.

     To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Noteholders' expense on direction of the Majority Noteholders but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders or is necessary for the administration or servicing of the Home Loans.

     Section 12.04 Duration of Agreement.

     This Agreement shall continue in existence and effect until terminated as herein provided.

     Section 12.05 Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     Section 12.06 Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to: (i) in the case of the Depositor, PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019, Attention: John Fearey, Esq., or such other addresses as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Depositor; (ii) in the case of the Issuer, at Master Financial Asset Securitization Trust 1998-2, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Emmett R. Harmon, or such other address as may hereafter be furnished to the Securityholders and the other parties hereto;
(iii) in the case of the Transferor, Servicer and Claims Administrator, Master Financial, Inc., 333 S. Anita Drive, Orange, California 92868, Attention: Kristi Carlson, or such other address as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Servicer or the Transferor; (iv) in the case of the Indenture Trustee, Grantor Trustee and Contract of Insurance Holder, The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust MBS Administration; and (v) in the case of the Securityholders, as set forth in the applicable Note Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Securityholders shall be effective upon mailing or personal delivery.

     Section 12.07 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     Section 12.08 No Partnership.

     Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor.

     Section 12.09 Counterparts.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

     Section 12.10 Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon the Servicer, the Transferor, the Depositor, the Claims Administrator, the Contract of Insurance Holder, the Indenture Trustee, the Grantor Trustee, the Issuer, the Noteholders and the Grantor Trust Holder and their respective successors and permitted assigns.

     Section 12.11 Headings.

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     Section 12.12 Actions of Securityholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Depositor, the Servicer or the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Depositor, the Servicer and the Issuer if made in the manner provided in this Section 12.12.

          (b) The fact and date of the execution by any Securityholder of any such instrument or writing may be proved in any reasonable manner which the Depositor, the Servicer or the Issuer deems sufficient.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Securityholder shall bind every holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Depositor, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

          (d) The Depositor, the Servicer or the Issuer may require additional proof of any matter referred to in this Section 12.12 as it shall deem necessary.

     Section 12.13 Reports to Rating Agencies.

          (a) The Indenture Trustee shall provide to each Rating Agency copies of statements, reports and notices, to the extent received or prepared in connection herewith, as follows:

               (i) copies of amendments to this Agreement;

               (ii) notice of any substitution or repurchase of any Home Loans;

               (iii) notice of any termination, replacement, succession, merger or consolidation of the Servicer, any Custodian or the Issuer;

               (iv) notice of final payment on the Notes;

               (v) notice of any Event of Default;

               (vi) copies of the annual independent accountants' report delivered pursuant to Section 7.05 hereof, and copies of any compliance reports delivered by the Servicer including under Section
          7.04 hereof; and

               (vii) copies of any Payment Date Statement pursuant to Section 6.01(b) hereof.

          (b) With respect to the requirement of the Indenture Trustee to provide statements, reports and notices to the Rating Agencies, such statements, reports and notices shall be delivered to the Rating Agencies at the following addresses: (i) if to Moody's Investors Service, 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group., (ii) if to Duff & Phelps, 55 East Monroe Street, 38th Floor, Chicago, Illinois 60603, Attention: MBS Monitoring, or (iii) if to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004,
     Attention: Asset Backed Surveillance Department.

     Section 12.14 Holders of the Residual Interest Certificates.

          (a) Any sums to be distributed or otherwise paid hereunder or under the Owner Trust Agreement to the holders of the Residual Interest
     Certificates shall be paid to such holders pro rata based on their percentage holdings in the Residual Interest;

          (b) Where any act or event hereunder is expressed to be subject to the consent or approval of the holders of the Residual Interest Certificates, such consent or approval shall be capable of being given by the holder or holders of not less than 51% of the Residual Interest in aggregate.

     Section 12.15. Indemnification of the Indenture Trustee and the Grantor Trustee by the Servicer. . The Servicer shall indemnify the Indenture Trustee and the Grantor Trustee (and any predecessor Indenture Trustee and Grantor Trustee) against any and all loss, liability or expense (including attorneys' fees and expenses) incurred by it in connection with the administration of the Owner Trust by the Indenture Trustee and the administration of the Grantor Trust by the Grantor Trustee and the performance of duties hereunder and under the Owner Trust Agreement, the Grantor Trust Agreement and the Indenture. The Grantor Trustee or the Indenture Trustee shall notify the Servicer promptly of any claim for which it may seek indemnity. Failure by the Grantor Trustee or the Indenture Trustee to so notify the Servicer shall not relieve the Servicer of its obligations hereunder. The Servicer shall defend any such claim, and the Grantor Trustee or the Indenture Trustee may have separate counsel and the Servicer shall pay the fees and expenses of such counsel. The Servicer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Grantor Trustee or the Indenture Trustee to the extent attributable the Grantor Trustee's or the Indenture Trustee's own willful misconduct, gross negligence or bad faith.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Issuer, the Depositor, the Transferor, the Servicer, the Claims Administrator, the Grantor Trustee, the Contract of Insurance Holder and the Indenture Trustee have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this Sale and Servicing Agreement.

                                       MASTER FINANCIAL ASSET
                                       SECURITIZATION TRUST 1998-2,

                                       By:  Wilmington Trust Company, not in its
                                            individual capacity but solely as
                                            Owner Trustee


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                                       PAINEWEBBER MORTGAGE ACCEPTANCE
                                       CORPORATION IV, as Depositor


                                       By:
                                          -------------------------------------
                                             Barbara J. Dawson
                                             Senior Vice President

                                       MASTER FINANCIAL, INC., as Transferor,
                                       Servicer and Claims Administrator


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                                       THE BANK OF NEW YORK,  as Indenture
                                       Trustee and Grantor Trustee


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                                       THE BANK OF NEW YORK,  as Contract of
                                       Insurance Holder


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

THE STATE OF ___________      )
                              )
COUNTY OF ______________      )

     BEFORE ME, the undersigned authority, a Notary Public, on this _____ day of May 1998 personally appeared _______________, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said WILMINGTON TRUST COMPANY, not in its individual capacity but in its capacity as Owner Trustee of MASTER FINANCIAL ASSET SECURITIZATION TRUST 1998-2 as Issuer, and that she executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF WILMINGTON TRUST COMPANY, this the ____ day of May, 1998.


                                       ----------------------------------------
                                       Notary Public, State of ________________

THE STATE OF NEW YORK         )
                              )
COUNTY OF NEW YORK            )

     BEFORE ME, the undersigned authority, a Notary Public, on this _____ day of May 1998 personally appeared Barbara J. Dawson, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV, as the Depositor, and that she executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV, this the ____ day of May, 1998.


                                       ----------------------------------------
                                       Notary Public, State of ________________

THE STATE OF ___________      )
                              )
COUNTY OF ______________      )

     BEFORE ME, the undersigned authority, a Notary Public, on this __ day of May 1998 personally appeared _______________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said MASTER FINANCIAL, INC., as the Transferor, Servicer and Claims Administrator, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF MASTER FINANCIAL, INC., this the ____ day of May, 1998.


                                       ----------------------------------------
                                       Notary Public, State of ________________

THE STATE OF ___________      )
                              )
COUNTY OF ______________      )

     BEFORE ME, the undersigned authority, a Notary Public, on this __ day of May 1998 personally appeared ____________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York, as the Indenture Trustee and Grantor Trustee, and that she executed the same as the act of such entity for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF THE BANK OF NEW YORK, this the __ day of May, 1998.


                                       ----------------------------------------
                                       Notary Public, State of ________________

THE STATE OF ___________      )
                              )
COUNTY OF ______________      )

     BEFORE ME, the undersigned authority, a Notary Public, on this __ day of May 1998 personally appeared ____________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York, as the Contract of Insurance Holder, and that she executed the same as the act of such entity for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF THE BANK OF NEW YORK, this the __ day of May, 1998.


                                       ----------------------------------------
                                       Notary Public, State of ________________